UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

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NuVasive

2021

Annual Meeting of Stockholders

Notice & Proxy Statement

2021 Annual Meeting of Stockholders	NuVasive at a Glance

NuVasive, Inc. is a global medical technology company focused on developing, manufacturing, selling and providing procedural solutions for spine surgery, with a guiding purpose to transform surgery, advance care and change lives. We offer a comprehensive portfolio of procedurally integrated spine surgery solutions, including surgical access instruments, spinal implants, fixation systems, biologics, and enabling technologies, as well as systems and services for intraoperative neuromonitoring. In addition, we develop and sell magnetically adjustable implant systems for spine and specialized orthopedic procedures.

~2,700 global workforce	50+ international markets

Leader in less-invasive spine surgery	15+ years of industry-leading experience in enabling technologies

Since our incorporation in 1997, we have grown from a small developer of specialty spinal implants into a leading medical technology company delivering procedurally integrated solutions for spine surgery. A key driver of our growth has been our focus on innovative products and technologies that drive reproducible outcomes for patients, surgeons and providers.

2020 Accomplishments and Achievements
COVID-19 safety and wellbeing

COVID-19 Response:

During 2020, the safety and wellbeing of our employees was a key priority. We invested in the safety of our people by implementing rigorous COVID-19 health and safety protocols, distributing personal protective equipment to ensure those working in clinical and operational settings were protected, deploying health and wellness training, and offering remote work options where possible. We showed our commitment to our patients, surgeons and hospitals by navigating numerous challenges to support surgical procedures. While COVID-19 resulted in lower surgery volumes and deferred elective procedures, we took steps to preserve and strengthen our business by raising additional capital and building up our cash reserves, controlling expenses, improving our operations, and investing in research and development (R&D) to further our progress in support of our long-term strategy.

Net sales of $1.051 billion

Financial Results and Solid Foundation for Growth:

Despite the considerable challenges we faced related to COVID-19, we delivered global net sales of $1.051 billion in 2020, comprised of U.S. net sales of $821.8 million and International net sales (which excludes Puerto Rico) of $228.8 million. We also took steps to control expenses and improve cash flows, and we drove non-GAAP operating margin* of 11.1%. In addition, we raised additional capital to solidify our financial foundation and to fund our long-term growth.

15 products launched

R&D Investment and New Product Launches:

As innovation is a key pillar to our leadership in spine, we maintained our level of R&D investment during COVID-19, and we launched 15 new products in 2020. We have continued to focus on developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, financial and operational outcomes.

Clinical education

Enhanced Clinical Education and Training:

In 2020, our Clinical Professional Development team launched a new campaign to equip surgeons and hospitals with resources to support the adoption of less-invasive surgical techniques. With in-person training impacted by COVID-19, we developed virtual labs and created a Virtual Spine Conference series to enhance remote surgeon education and provide clinical insights.

* A reconciliation of certain non-GAAP financial measures is provided in the Appendix.

2021 Annual Meeting of Stockholders	Notice of 2021 Annual Meeting of Stockholders

2021 Annual Meeting of Stockholders	Items of Business

Date: May 18, 2021	Proposal 1—Election of Directors: To elect four “Class II” Directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified;

Time: 8:00 AM Pacific

Proposal 2—Ratification of Independent Auditor: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

Place: The meeting will be held virtually at: www.proxydocs.com /NUVA

Proposal 3—Annual “Say-on-Pay” Vote: To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2020; and

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Due to the public health and travel safety concerns relating to the COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares.

Our Board of Directors recommends a vote “FOR” each of the Director nominees and “FOR” Proposals 2 and 3. Only stockholders of record at the close of business on March 29, 2021, the Record Date, will be entitled to notice of, and to vote at, the 2021 Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on March 29, 2021, will be available at our corporate headquarters, located at 7475 Lusk Boulevard, San Diego, CA 92121, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually via the Internet, we encourage you to vote your shares. You can vote your shares via the Internet, telephone or mail, and instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

By order of the Board of Directors

J. Christopher Barry, Chief Executive Officer

San Diego, California, on April 6, 2021

2021 Annual Meeting of Stockholders	Solicitation of Proxies for Annual Meeting of Stockholders

This proxy statement (this “Proxy Statement”) and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) for use at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournments or postponements thereof, for the purposes described in the Notice of 2021 Annual Meeting of Stockholders.

The Annual Meeting will be held virtually on May 18, 2021 at 8:00 AM Pacific. You will be able to attend the Annual Meeting virtually via the Internet and vote and submit questions by visiting www.proxydocs.com/NUVA. The Board of Directors has made proxy materials available on the Internet, and, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board for use at the Annual Meeting. The Proxy Statement for the Annual Meeting was filed with the U.S. Securities and Exchange Commission on April 6, 2021, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE NUVASIVE, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS

The NuVasive, Inc. Proxy Statement and Annual Report

for the fiscal year ended December 31, 2020 are available electronically at www.proxydocs.com/NUVA

Your vote is important

ALL STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 29, 2021 ARE INVITED TO ATTEND AND VOTE THEIR SHARES AT THE NUVASIVE, INC. 2021 ANNUAL MEETING OF STOCKHOLDERS

Whether or not you plan to attend the Annual Meeting virtually via the Internet, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible to vote your shares.

VOTE BY INTERNET, TELEPHONE, MAIL, OR AT THE ANNUAL MEETING

For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the question “How do I Vote my Shares?” in the accompanying Proxy Statement, or, if you requested printed proxy materials by mail, your enclosed proxy card. This will ensure the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting, you may vote via the Internet during the meeting if you wish to do so, even if you have previously submitted your proxy or voting instructions.

2021 Annual Meeting of Stockholders	Proxy Statement Table of Contents

i	PROXY STATEMENT SUMMARY
1	PROPOSAL 1—ELECTION OF DIRECTORS
2	BOARD MEMBERS AND NOMINEES FOR ELECTION
2	Board of Directors Overview

3	Our Board of Directors

4	Directors Standing for Election at the Annual Meeting

8	Directors Continuing in Office

14	DIRECTOR IDENTIFICATION, SELECTION AND EVALUATION
14	Identification and Evaluation of Director Nominees

15	Consideration of Director Experience, Skills and Diversity

15	Director Independence

16	Stockholder Recommendations for Director Nominees

16	Consideration of Board Service and “Over-Boarding”

17	Evaluation of Board Effectiveness

19	BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY
19	Corporate Governance Guidelines
20	Code of Conduct
20	Corporate Responsibility and Sustainability
21	Response to COVID-19

23	BOARD LEADERSHIP AND ORGANIZATION STRUCTURE
23	Board Leadership Structure

24	Executive Sessions of Independent Directors

24	Role of Board in Risk Oversight Process

24	Role of Board in CEO Succession Planning

25	Board and Committee Membership and Structure

26	Communications with the Board of Directors

27	EXECUTIVE OFFICERS
30	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
32	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
32	Related-Person Transactions Policy

32	Certain Related-Person Transactions

33	PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITOR
34	AUDIT FEES AND AUDIT COMMITTEE REPORT
34	Principal Accountant Fees and Services

34	Audit Committee Report

36	PROPOSAL 3—ADVISORY EXECUTIVE COMPENSATION “SAY-ON-PAY” VOTE
37	COMPENSATION DISCUSSION AND ANALYSIS
37	Executive Summary

41	Executive Compensation Philosophy and Objectives

42	Primary Elements of the Company’s Executive Compensation Program

42	Process for Determining Named Executive Officer Compensation

44	Determining Executive Compensation for 2020

48	Vesting and Payout of 2018 Performance-Based Long-Term Incentive Awards

49	Responsible Share Usage

49	Other Elements of the Executive Compensation Program

51	Employment Letters and Consulting Agreements

53	Executive Severance Plan

54	Change in Control Arrangements

55	Effect of Tax and Accounting Considerations on Compensation Design

55	Compensation Committee Report

55	Compensation Committee Interlocks and Insider Participation

56	EXECUTIVE COMPENSATION
56	Summary Compensation Table

57	CEO Pay Ratio

58	Grants of Plan-Based Awards

60	Outstanding Equity Awards

61	Option Exercises and Stock Vested

61	Potential Payments Upon Termination or Change in Control

66	DIRECTOR COMPENSATION
66	Director Compensation Overview

68	Director Summary Compensation Table

70	INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXY MATERIALS

76	OTHER INFORMATION
76	Stockholders Sharing the Same Address

76	Stockholder Proposals for 2022 Annual Meeting

77	Advance Notice Proposals for 2022 Annual Meeting

77	Transaction of Other Business

78	APPENDIX – Reconciliations of Non-GAAP Financial Measures

NuVasive, Inc. | 2021 Proxy Statement | TABLE OF CONTENTS

2021 Annual Meeting of Stockholders	Proxy Statement Summary

The following summary information is provided to assist you in reviewing the Proxy Statement for the Annual Meeting. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Highlights

Date and Time: May 18, 2021 8:00 AM Pacific	Place: The meeting will be held virtually via the Internet at: www.proxydocs.com/NUVA

Record Date: March 29, 2021

Proposals and Voting Recommendations

Proposal 1—Election of Directors: To elect four “Class II” Directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified (see page 1)	The Board recommends a vote “FOR” each Director Nominee

Proposal 2—Ratification of Independent Auditor: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (see page 33)

The Board recommends a vote “FOR” Proposal 2

Proposal 3—Annual “Say-on-Pay” Vote: To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2020 (see page 36)	The Board recommends a vote “FOR” Proposal 3

Director Name	Member Since	Director Background/Skills					Current Committee Service
		Healthcare	Leadership	Finance	Innovation	Global
Vickie L. Capps (Independent)	June 2015						Audit: Chair and “financial expert” Nominating, Corporate Gov. and Compliance: Member
John A. DeFord, Ph.D. (Independent)	February 2018						Nominating, Corporate Gov. and Compliance: Member
R. Scott Huennekens (Independent)	October 2018						Audit: Member
Siddhartha C. Kadia, Ph.D. (Independent)	February 2021						Compensation: Member

i NuVasive, Inc. | 2021 Proxy Statement | PROXY STATEMENT SUMMARY

2021 Annual Meeting of Stockholders	Proxy Statement Summary (continued)

The following summary information is provided to assist you in reviewing the Proxy Statement for the Annual Meeting. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Compensation and Governance Highlights

At the 2020 Annual Meeting, NuVasive stockholders voted 94% in favor of our “say-on-pay” proposal

NuVasive took a number of steps in 2020 to navigate the challenges associated with the COVID-19 pandemic. In response to the pandemic, we implemented expense control measures, and our executive officers and Directors voluntarily agreed to temporary reductions in compensation. In addition, we funded the 2020 annual bonus plan below target and did not make modifications to any long-term incentives.

Compensation Practices and Policies (see page 49)

Clawback policy for incentive compensation, if material restatement	Independent compensation consultant engaged by Compensation Committee

No tax gross-ups for payments upon a change-in-control	Compensation risk assessment conducted annually

Stock Ownership Guidelines for Directors and senior management	Hedging transactions prohibited under the Company’s Insider Trading Policy

Corporate Governance Practices and Policies (see page 19)
Eight of the Company’s ten Board members are independent (80%). Our Directors exhibit an effective mix of skills, experience, diversity and perspectives.
Healthcare	Leadership	Finance	Innovation	Global	Law	Government	Hospital

Average Director Tenure 4.4 YEARS	Average Director Age 58.8 YEARS	Board Diversity 30%

Our Board structure provides for a Lead Independent Director	Our Chief Executive Officer does not serve as our Board Chair

Our independent Directors meet frequently in executive session	Our Board service is limited by our retirement age policy (Directors may not stand for election after age 72)
Our Board and Committees engage in annual self-evaluations	We have majority voting for uncontested Director elections

ii NuVasive, Inc. | 2021 Proxy Statement | PROXY STATEMENT SUMMARY

2021 Annual Meeting of Stockholders	Proposal 1 — Election of Directors

At the Annual Meeting, we are asking our stockholders to elect four individuals nominated for re-election to our Board. Our Board is divided into three classes, and our “Class II” Directors are subject to election at the Annual Meeting for a three-year term. Our current Class II Directors are Vickie L. Capps, John A. DeFord, Ph.D., R. Scott Huennekens, and Siddhartha C. Kadia, Ph.D., and each has been nominated for re-election to the Board, as discussed further below.

OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH OF VICKIE L. CAPPS, JOHN A. DEFORD, R. SCOTT HUENNEKENS AND SIDDHARTHA C. KADIA TO SERVE AS A CLASS II DIRECTOR

Our Board, upon the recommendation of our Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”), nominated each of Ms. Capps, Dr. DeFord, Mr. Huennekens, and Dr. Kadia for re-election as Class II Directors at the Annual Meeting. Information regarding Ms. Capps, Dr. DeFord, Mr. Huennekens, and Dr. Kadia, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under “Board Members and Nominees for Election.”

Ms. Capps, Dr. DeFord, Mr. Huennekens, and Dr. Kadia have each indicated that they are willing and able to serve as Directors. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating Committee may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents. If Ms. Capps, Dr. DeFord, Mr. Huennekens, and Dr. Kadia are elected at the Annual Meeting, each will serve as a Class II Director for a three-year term until the 2024 Annual Meeting of Stockholders, or his or her earlier resignation or removal, and in each case until their respective successors are duly elected and qualified.

As each of the nominees for Director is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the Director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director and will have no direct effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF VICKIE L. CAPPS, JOHN A. DEFORD, R. SCOTT

HUENNEKENS, AND SIDDHARTHA C. KADIA AS A “CLASS II” DIRECTOR.

1 NuVasive, Inc. | 2021 Proxy Statement | PROPOSAL 1 — ELECTION OF DIRECTORS

2021 Annual Meeting of Stockholders	Board Members and Nominees for Election

In this section of the Proxy Statement, we discuss the composition of our Board of Directors, the Directors standing for election at the Annual Meeting, and Directors not standing for election at the Annual Meeting and continuing in office.

Board of Directors Overview

As we continue to focus on developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, financial and operational outcomes, we rely on our talented and experienced Board to provide leadership, guidance and oversight. Our Board is comprised of individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We believe that the diversity of our Directors’ backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

INDEPENDENCE 80% INDEPENDENT	AVERAGE TENURE 4.4 YEARS	AVERAGE AGE 58.8 YEARS	DIVERSITY 30%

Eight of the Company’s ten Board members are independent (80%). Our Directors exhibit an effective mix of skills, experience, diversity and perspectives.
Healthcare	Leadership	Finance	Innovation	Global	Law	Government	Hospital

Nine have significant healthcare industry experience	Eight have leadership experience as public company executives

Three have accounting and finance experience as prior Chief Financial Officers	Four have significant product development and innovation experience

Eight have significant international business experience	Two are lawyers with compliance and risk management experience

One has prior government leadership experience (Centers for Medicare & Medicaid Services)	One has prior hospital system leadership experience (Memorial Hermann)

In March 2021, we announced that Gregory T. Lucier, who has served as a Director since 2013, informed the Company that he will be retiring from the Board effective May 18, 2021. At that time, we anticipate that the size of the Board will be reduced from ten to nine Directors. Following Mr. Lucier’s departure, our Board will be comprised of nine Directors, 89% of whom are independent, and 33% of whom are female or from an underrepresented community. Further, as of May 18, 2021, our average Board tenure will be 4.2 years and average age will be 59.1 years.

2 NuVasive, Inc. | 2021 Proxy Statement | BOARD MEMBERS AND NOMINEES FOR ELECTION

Our Board of Directors

The table below lists the name, age and certain other information of each member of the Board, as of March 29, 2021, the Record Date for our Annual Meeting. We have also included below a summary of the business experience of each of our Directors and their educational background, including a discussion of the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. There are no family relationships among any of the Company’s Directors or executive officers.

Board Member	Age	Director Class	Term Expires(1)	Committee Membership(2)
				Audit	Compensation	Nominating
J. Christopher Barry	48	I	2023	—	—	—
Vickie L. Capps+	59	II	2021	Chair	—	X
John A. DeFord, Ph.D.+	59	II	2021	—	—	X
Robert F. Friel+	65	III	2022	—	X	—
R. Scott Huennekens+	56	II	2021	X	—	—
Siddhartha C. Kadia, Ph.D.+	51	II	2021	—	X	—
Gregory T. Lucier (3)	56	I	2023	—	—	—
Leslie V. Norwalk, Esq.+	55	I	2023	X	—	Chair
Donald J. Rosenberg, Esq.+	70	III	2022	—	X	X
Daniel J. Wolterman+ †	64	III	2022	—	Chair	—

+	Denotes an independent director.

†	Mr. Wolterman currently serves as Lead Independent Director.

(1)	Term expires at Annual Meeting of Stockholders in year indicated.

(2)	Reflects membership as of the Record Date on each of the Board’s three standing committees: Audit Committee, Compensation Committee and Nominating, Corporate Governance and Compliance Committee.

(3)	In March 2021, the Company announced that Mr. Lucier informed the Company that he will be retiring from the Board effective May 18, 2021.

3 NuVasive, Inc. | 2021 Proxy Statement | BOARD MEMBERS AND NOMINEES FOR ELECTION

Directors Standing for Election at the Annual Meeting

Set forth below is information as of March 29, 2021, regarding the four Director nominees for election as Class II Directors at the Annual Meeting: Vickie L. Capps, John A. DeFord, R. Scott Huennekens and Siddhartha C. Kadia.

Vickie L. Capps	Board member since June 2015
Chair of Audit Committee; Member of Nominating Committee

Ms. Capps is currently a Senior Advisory Board Member of Consonance Capital Partners, a healthcare investment firm.

Ms. Capps previously served as chief financial officer of several public and private companies. From 2002 to 2013, Ms. Capps served as the Executive Vice President, Chief Financial Officer and Treasurer at DJO Global, Inc. a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management, where she was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP.

Ms. Capps’ executive leadership at global companies in the healthcare industry, including her financial expertise as a chief financial officer, provide valuable financial and accounting experience to our Board.

	Healthcare	Leadership	Finance	Global

BUSINESS EXPERIENCE

• Consonance Capital Partners, Senior Advisory Board Member

• DJO Global, Inc., Chief Financial Officer

• Ernst & Young LLP

CURRENT PUBLIC COMPANY BOARDS

• Amedisys, Inc. (Chair of Audit Committee, Member of Compensation Committee, Member of Nominating and Corporate Governance Committee)

• Otonomy, Inc. (Chair of Audit Committee, Member of Corporate Governance and Nominating Committee)

• Silverback Therapeutics, Inc. (Chair of Audit Committee, Member of Nominating and Corporate Governance Committee)

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree in business administration/accounting from San Diego State University

• California Certified Public Accountant

ADDITIONAL INFORMATION

• Board of Directors, San Diego State University Research Foundation

• Previously served on Board of Directors of Synthorx, Inc. (2018-2020) and Connecture, Inc. (2014-2018)

4 NuVasive, Inc. | 2021 Proxy Statement | BOARD MEMBERS AND NOMINEES FOR ELECTION

John A. DeFord, Ph.D.	Board member since February 2018
Member of Nominating Committee

Dr. DeFord is currently the Executive Vice President and Chief Technology Officer for Becton, Dickinson and Company (BD), a global medical technology company.

Dr. DeFord previously served as Senior Vice President, Research and Development, Interventional Segment for BD from December 2017 to June 2018 following its acquisition of C.R. Bard, Inc., where he had served as Senior Vice President, Science, Technology and Clinical Affairs since June 2007. Dr. DeFord joined Bard in 2004, and served in science and technology roles of increasing responsibility since that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners LP, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was President and CEO of Cook Incorporated, a privately held medical device manufacturer.

Dr. DeFord brings to our Board valuable strategy, technology development and clinical affairs leadership experience within the medical device industry, having served as an executive at large global healthcare companies.

	Healthcare	Leadership	Innovation	Global

BUSINESS EXPERIENCE

• Becton, Dickinson and Company, Executive Vice President and Chief Technology Officer (prior roles include Senior Vice President, Research and Development)

• C.R. Bard, Inc., Senior Vice President, Science, Technology and Clinical Affairs

CURRENT PUBLIC COMPANY BOARDS

• Nordson Corporation (Member of Audit Committee)

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree and Master’s Degree in electrical engineering from Purdue University

• Ph.D. in electrical/biomedical engineering from Purdue University

ADDITIONAL INFORMATION

• Published in numerous scientific journals and holds numerous patents and multiple industry honors

5 NuVasive, Inc. | 2021 Proxy Statement | BOARD MEMBERS AND NOMINEES FOR ELECTION

R. Scott Huennekens	Board member since October 2018
Member of Audit Committee

Mr. Huennekens most recently served as the President, Chief Executive Officer and Chairman of the Board of Verb Surgical, a start-up company formed by Google and Johnson & Johnson to develop an advanced digital surgery platform, from August 2015 to December 2018.

Prior to joining Verb Surgical, Mr. Huennekens was the President, Chief Executive Officer and a member of the Board of Directors of Volcano Corporation, a medical technology company focused on diagnostic and therapeutic solutions for coronary and peripheral artery disease, from 2002 until Volcano was acquired by Royal Philips in February 2015. Prior to joining Volcano, Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a diagnostic imaging solutions provider, and previously served as its Chief Financial Officer.

Mr. Huennekens brings to our Board medical device leadership experience and strategic insight, as well as significant knowledge and experience in robotics, data analytics and advanced surgical technologies. Additionally, his experience as a former chief financial officer brings valuable financial expertise to our Board.

	Healthcare	Leadership	Innovation	Finance

BUSINESS EXPERIENCE

• Verb Surgical, President, CEO and Chairman

• Volcano Corporation, President and CEO

CURRENT PUBLIC COMPANY BOARDS

• Acutus Medical, Inc. (Executive Chairman of the Board)

• Envista Holdings Corporation (Chairman of the Board, Member of Audit Committee, Member of Nominating and Governance Committee)

• ViewRay Inc. (Chair of Compensation Committee, Member of Audit Committee)

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree in business administration from the University of Southern California

• Master of Business Administration Degree from Harvard Graduate School of Business

ADDITIONAL INFORMATION

• Previously served on Board of Directors of Reva Medical Corp. (2015-2018), Endochoice Holdings, Inc. (2013-2016) and Volcano Corporation (2006-2015)

• Member of the Board of Directors and past Chairman of the Medical Device Manufacturers Association

• Chairman of VIDA FLaSH Acquisitions, a special purpose acquisition company, which filed a Registration Statement on Form S-1 with the SEC on February 22, 2021 relating to a proposed initial public offering

6 NuVasive, Inc. | 2021 Proxy Statement | BOARD MEMBERS AND NOMINEES FOR ELECTION

Siddhartha C. Kadia, Ph.D.	Board member since February 2021
Member of Compensation Committee

Dr. Kadia most recently served as President and CEO of EAG Laboratories, a global scientific services company providing analytical testing and consulting solutions, from 2014 through 2018.

Prior to joining EAG Laboratories, Dr. Kadia spent nine years with Life Technologies Corporation and its predecessor Invitrogen Corporation. Dr. Kadia held a number of management positions, including President of the Life Sciences Division, Chief Marketing Officer, President of Life Technologies Greater China and President of Life Technologies Japan Ltd. Prior to joining Life Technologies, Dr. Kadia was a management consultant at McKinsey & Company in the Healthcare Practice, assisting global medical device companies, local and state governments and healthcare providers.

Dr. Kadia brings to our Board medical technology leadership experience, including international leadership experience, as well as significant knowledge and experience commercializing disruptive medical technology.

	Healthcare	Leadership	Innovation	Global

BUSINESS EXPERIENCE

• EAG Laboratories, President and CEO

• Life Technologies, President, Life Sciences Division

• McKinsey & Company, Management Consultant

CURRENT PUBLIC COMPANY BOARDS

• ALS Limited (Member of Sustainability and Innovation Committee, Member of the People Committee)

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree in electronics and telecommunications from Gujarat University (India)

• Master’s Degree in biomedical engineering from Rutgers University

• Ph.D. in biomedical engineering from Johns Hopkins University

ADDITIONAL INFORMATION

• Previously served on Board of Directors of Horizon Discovery Group plc (2020), Newport Corporation (2014-2016), and Volcano Corporation (2013-2015)

• Director of VIDA FLaSH Acquisitions, a special purpose acquisition company, which filed a Registration Statement on Form S-1 with the SEC on February 22, 2021 relating to a proposed initial public offering

7 NuVasive, Inc. | 2021 Proxy Statement | BOARD MEMBERS AND NOMINEES FOR ELECTION

Directors Continuing in Office

Set forth below is information as of March 29, 2021, regarding the six Directors continuing in office and who are not up for election at the Annual Meeting: J. Christopher Barry, Robert F. Friel, Gregory T. Lucier, Leslie V. Norwalk, Esq., Donald J. Rosenberg, Esq., and Daniel J. Wolterman. In March 2021, the Company announced that Mr. Lucier informed the Company that he will be retiring from the Board effective May 18, 2021.

J. Christopher Barry	Board member since February 2018
Chief Executive Officer

Mr. Barry has served as our Chief Executive Officer and a Director since November 2018.

Prior to joining NuVasive, Mr. Barry served as Senior Vice President and President of Surgical Innovations for Medtronic plc, a global medical technology company, from January 2015 to October 2018. Mr. Barry joined Medtronic following its January 2015 acquisition of Covidien plc, a global healthcare technology and medical supplies provider. Mr. Barry previously spent 15 years with Covidien in various sales and leadership roles, most recently as President, Advanced Surgical Technologies, from October 2013 to January 2015.

Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives, provides operational and strategic knowledge in the medical technology industry and valuable leadership experience to our Board.

	Healthcare	Leadership	Global

BUSINESS EXPERIENCE

• NuVasive, Inc., CEO

• Medtronic plc, Senior Vice President and President of Surgical Innovations

• Covidien plc, President, Advanced Surgical Technologies

CURRENT PUBLIC COMPANY BOARDS

• N/A

EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in environmental science from Texas Tech University ADDITIONAL INFORMATION • N/A

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Robert F. Friel	Board member since February 2016
Member of Compensation Committee

Mr. Friel most recently served as the Chairman and Chief Executive Officer of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment, until his retirement in December 2019.

Mr. Friel served as PerkinElmer’s Chief Executive Officer from February 2008 until December 2019 and Chairman from April 2009 until December 2019. From August 2007 to January 2019, Mr. Friel also served as PerkinElmer’s President. Since joining PerkinElmer in February 1999 as Chief Financial Officer, Mr. Friel also held the roles of Chief Operating Officer and Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International.

Mr. Friel’s executive experience with a global human and environmental health company, including experience as a chief financial officer, provide valuable leadership and financial experience to our Board.

	Healthcare	Leadership	Finance	Global
BUSINESS EXPERIENCE • PerkinElmer, Inc., Chairman and CEO (prior roles include President and CFO) • AlliedSignal, Inc., Vice President, Treasurer	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in economics from Lafayette College • Master’s Degree in taxation from Fairleigh Dickinson University

CURRENT PUBLIC COMPANY BOARDS

•  West Pharmaceutical Services, Inc. (Member of Audit Committee, Member of Finance Committee)

•  Xylem, Inc. (Chairman of the Board, Member of Nominating and Governance Committee)

ADDITIONAL INFORMATION • Previously served on Board of Directors of PerkinElmer, Inc. (2006-2019) and CareFusion Corporation (2009-2015)

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Gregory T. Lucier	Board member since December 2013
Chairman of the Board

Mr. Lucier serves as our Chairman of the Board. Mr. Lucier is currently Chief Executive Officer of Corza Health, Inc.

Mr. Lucier previously served as Chief Executive Officer of NuVasive from May 2015 to November 2018. Mr. Lucier has served as a member of our Board of Directors since December 2013 and our Chairman of the Board since November 2018. Mr. Lucier has over 25 years of executive management experience and served as Chairman and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until its acquisition by Thermo Fisher Scientific Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation.

Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to strategy, finance, regulatory, clinical research and other operational areas in our industry.

	Healthcare	Leadership	Global

BUSINESS EXPERIENCE

• Corza Health, Inc., CEO

• NuVasive, Inc., Chairman and CEO

• Life Technologies Corporation, Chairman and CEO

• GE Medical Systems Information Technologies, CEO and President

• General Electric Corporation

CURRENT PUBLIC COMPANY BOARDS

• Berkeley Lights, Inc. (Chair of Compensation Committee, Chair of Nominating and Corporate Governance Committee)

• Catalent, Inc. (Chair of Compensation and Leadership Committee, Member of Mergers and Acquisitions Committee)

• Dentsply Sirona Inc. (Member of Executive Committee, Member of Human Resources Committee)

• Maravai LifeSciences Holdings, Inc.

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree with high distinction in industrial engineering from Pennsylvania State University

• Master of Business Administration Degree from Harvard Graduate School of Business Administration

ADDITIONAL INFORMATION

• Previously served on Board of Directors of Invuity, Inc. (2014-2018), CareFusion Corporation (2009-2015) and Life Technologies Corporation (2003-2014)

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Leslie V. Norwalk, Esq.	Board member since May 2014
Chair of Nominating Committee; Member of Audit Committee

Ms. Norwalk is currently Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She also serves as a healthcare, regulatory and policy advisor to several private equity firms.

Ms. Norwalk previously served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk currently sits on the boards of directors of several private companies, and she is a member of APCO Worldwide’s International Advisory Council.

Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board. Additionally, with her legal background, she brings important compliance and risk management experience to the Board.

	Healthcare	Law	Government

BUSINESS EXPERIENCE

• Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors, Special Counsel

• Centers for Medicare and Medicaid Services, Acting Administrator

CURRENT PUBLIC COMPANY BOARDS

• Arvinas, Inc. (Member of Audit Committee)

• Magellan Health, Inc. (Chair of Compliance Committee, Member of Management Compensation Committee)

• Neurocrine Biosciences, Inc. (Chair of Nominating / Corporate Governance Committee)

• ModivCare Inc. (Chair of Nominating and Governance Committee, Member of Audit Committee)

EDUCATIONAL/PROFESSIONAL BACKGROUND

• Bachelor’s Degree, cum laude, in economics and international relations from Wellesley College

• Juris Doctor Degree from the George Mason University School of Law

ADDITIONAL INFORMATION

• Previously served on Board of Directors of Press Ganey Associates, Inc. (2012-2016), Volcano Corporation (2011-2015) and Endologix, Inc. (2015-2020)

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Donald J. Rosenberg, Esq.	Board member since February 2016
Member of Compensation Committee; Member of Nominating Committee

Mr. Rosenberg is currently the Executive Vice President, General Counsel and Corporate Secretary of QUALCOMM Incorporated, a global leader in the development and commercialization of wireless technologies.

Prior to joining QUALCOMM in October 2007, Mr. Rosenberg served as Senior Vice President, General Counsel and Corporate Secretary of Apple Inc. from November 2006 to October 2007. From May 1975 to November 2006, Mr. Rosenberg held numerous positions at IBM Corporation, including Senior Vice President and General Counsel.

Mr. Rosenberg is a member of the Council on Foreign Relations, the International Advisory Board, University of California San Diego (UCSD) School of Global Policy and Strategy, and the China Leadership Board for the 21st Century China Center at UCSD. He has served as an adjunct professor of law at New York’s Pace University School of Law, where he taught courses in intellectual property and antitrust law.

Mr. Rosenberg brings to our Board significant experience in legal and compliance matters. Additionally, as an executive with a large global technology company, he brings global leadership experience to our Board.

	Leadership	Law	Global

BUSINESS EXPERIENCE

•  QUALCOMM Incorporated, Executive Vice President, General Counsel and Corporate Secretary

•  Apple Inc., Senior Vice President, General Counsel and Corporate Secretary

•  IBM Corporation, Senior Vice President and General Counsel

CURRENT PUBLIC COMPANY BOARDS

•  N/A

EDUCATIONAL/PROFESSIONAL BACKGROUND

•  Bachelor’s Degree in mathematics from the State University of New York at Stony Brook

•  Juris Doctor Degree from St. John’s University School of Law

ADDITIONAL INFORMATION

•  Board member of the Lawyers’ Committee for Civil Rights Under Law (previously National Co-Chairman)

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Daniel J. Wolterman	Board member since July 2015
Lead Independent Director; Chair of Compensation Committee

Mr. Wolterman is currently Chief Executive Officer of Wolterman Consulting LLC, a provider of strategic and operational consulting services to healthcare providers and other entities.

From January 2018 to May 2019, Mr. Wolterman served as Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies. Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. He has more than 38 years of experience in the healthcare industry and a long history of community involvement.

Mr. Wolterman’s extensive knowledge of the healthcare industry and his leadership of a large health system provide valuable perspective and guidance to our Board. Additionally, as a leader of and consultant for medical device companies, he brings product and technology experience to the Board.

	Healthcare	Innovation	Hospital
BUSINESS EXPERIENCE • Wolterman Consulting, LLC, CEO • ColubrisMX, Inc., CEO • X-Cath, Inc., CEO • Memorial Hermann Health System, President and CEO CURRENT PUBLIC COMPANY BOARDS • N/A

EDUCATIONAL/PROFESSIONAL BACKGROUND

•  Bachelor’s Degree in business administration and a Master of Business Administration Degree in finance from the University of Cincinnati

•  Master’s Degree in healthcare administration from Xavier University

ADDITIONAL INFORMATION

•  Previously served on Board of Directors of Invuity, Inc. (2017-2018) and Volcano Corporation (2013-2015)

13 NuVasive, Inc. | 2021 Proxy Statement | BOARD MEMBERS AND NOMINEES FOR ELECTION

2021 Annual Meeting of Stockholders	Director Identification, Selection and Evaluation

In this section of the Proxy Statement, we discuss how Director nominees are identified and considered for election to our Board, as well as our process for evaluating Board effectiveness.

Identification and Evaluation of Director Nominees

One of the Nominating Committee’s key responsibilities is the identification and evaluation of Director nominees. The Nominating Committee believes that the Company is well served by its current Directors, but also believes that Board refreshment is important as our business grows and evolves over time, and that fresh viewpoints and perspectives are regularly considered. Since 2018, the Nominating Committee has helped identify and recruit four new Directors to join our Board to replace three Directors who have retired or left our Board.

Our Board has demonstrated a commitment to Board refreshment. Since 2018, four new Directors have joined our Board, and our average Board tenure now stands at 4.4 years.

In the ordinary course, absent special circumstances, the Nominating Committee will generally re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents.

Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references. In addition, candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board whether such candidate should be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

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Consideration of Director Experience, Skills and Diversity

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the Nasdaq Stock Market (“Nasdaq”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under Nasdaq rules (including that at least one member qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (“SEC”)). Nominees for Director are selected based on their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees. In assessing Director candidates, the Nominating Committee will also consider the retirement age policy under our Corporate Governance Guidelines. The Company’s retirement age policy provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term.

As a publicly held company with a principal executive office in California, the Company is subject to the requirements of California Senate Bill 826, which was signed into law in September 2018 (“SB 826”), and California Assembly Bill 979, which was signed into law in September 2020 (“AB 979”). Under SB 826, which addresses Board gender diversity, the Company is required to have a minimum of one female Director by December 31, 2019 and at least three female Directors by December 31, 2021. Under AB 979, which address Board racial diversity, the Company is required to have a minimum of one Director from an “underrepresented community” by December 31, 2021 and at least three Directors from an “underrepresented community” by December 31, 2022. While the Company was in compliance with SB 826 as of December 31, 2020, the Company will need to increase female representation on the Board prior to December 31, 2021 to meet the requirements of SB 826. The Board currently has one Director from an “underrepresented community.”

Since 2018, we have brought additional skills and experience to the Board with the addition of four new Directors: Mr. Barry, Dr. DeFord, Mr. Huennekens, and Dr. Kadia. As a result of our retirement age policy, two of our Directors did not stand for re-election at our 2018 Annual Meeting and retired as Directors immediately following the 2018 Annual Meeting. In anticipation of their retirement, the Board engaged a director search firm to identify potential new Director candidates. The Nominating Committee oversaw the Director search process, which led to the recruitment of Dr. DeFord and Mr. Huennekens. Upon the recommendation of the Nominating Committee, the Board approved the election of Dr. DeFord and Mr. Huennekens (elected in February 2018 and October 2018, respectively), each to serve as a Class II Director until the 2021 Annual Meeting. In August 2019, one of our Directors resigned from the Board for personal reasons. The Board subsequently undertook an assessment of our Board composition and commenced a new Director recruitment process. The Nominating Committee identified potential Director candidates, and in February 2021, Dr. Kadia was elected to the Board to serve as a Class II Director until the 2021 Annual Meeting.

The Nominating Committee and the Board believe that each of Ms. Capps, Dr. DeFord, Mr. Huennekens, and Dr. Kadia brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with a balance of experience, leadership and competencies in areas of importance to our Company. In the section of this Proxy Statement captioned “Board Members and Nominees for Election”, we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Director Independence

Under our Corporate Governance Guidelines and Nasdaq rules, our Board is required to be comprised of a majority of independent Directors. The Nominating Committee evaluates our Directors’ compliance with Nasdaq rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and Nasdaq rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts

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above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and Nasdaq rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board determined that the following eight Directors are independent under the Nasdaq rules and our Corporate Governance Guidelines: Vickie L. Capps, John A. DeFord, Robert F. Friel, R. Scott Huennekens, Siddhartha C. Kadia, Leslie V. Norwalk, Donald J. Rosenberg, and Daniel J. Wolterman. Gregory T. Lucier, who served as our Chief Executive Officer through November 4, 2018, and who provided consulting services to the Company during 2020, and J. Christopher Barry, our current Chief Executive Officer, are not considered independent.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Restated Bylaws, as amended (the “Bylaws”) (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Other Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Consideration of Director Board Service and “Over-Boarding”

As discussed above, in identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee takes into consideration a candidate’s willingness to devote adequate time to Board duties. As part of the Board’s evaluation and assessment process, the Board considers individual Director performance, including attendance, participation and engagement at Board meetings. This is particularly important when considering Director candidates that serve on multiple boards of directors. As of the Record Date for the Annual Meeting, none of the Company’s Directors serve on more than five public company boards (including the NuVasive Board). Each of Ms. Norwalk and Mr. Lucier serve on five public company boards (including the NuVasive Board), as discussed further below.

At our 2020 annual meeting of stockholders, Ms. Norwalk was re-elected to the Board with 56% of the votes cast. Based on the Company’s investor outreach efforts, we believe that a number of stockholders did not vote in favor of Ms. Norwalk’s re-election to the Board due to concerns regarding “over-boarding.” At the time of Ms. Norwalk’s re-election to the Board, she was serving on five public company boards (including the NuVasive Board). Ms. Norwalk currently serves on five public company boards (including the NuVasive Board), but intends to step down from the board of Magellan Health upon the completion of the closing of the acquisition of Magellan Health by Centene, which was announced in January 2021.

When Mr. Lucier was re-elected to the Board at our 2020 annual meeting of stockholders, he was serving on three public company boards (including the NuVasive Board). Mr. Lucier also serves on boards of private companies, and since the 2020 annual meeting of stockholders, two such companies completed initial public offerings and are now public companies. As a result, Mr. Lucier currently serves on five public company boards (including the NuVasive Board). In March 2021, we announced that Mr. Lucier informed the Company that he will be retiring from the Board effective May 18, 2021.

Certain proxy advisory firms have adopted over-boarding policies, where they will recommend a vote against directors who serve on what the proxy advisory firm believes to be too many boards. Further, certain institutional investors will vote against directors if they believe they are over-boarded. These policies are generally intended to address concerns that directors on multiple boards may lack sufficient time to

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perform their board duties effectively. The Board acknowledges these concerns, but believes additional factors should be considered in determining whether a director on multiple boards should continue to serve on the Company’s Board. Among other things, the Board believes that consideration should be given to the skills and abilities that a Director brings to the Board, how a Director contributes to Board diversity and the overall mix of perspectives and backgrounds on the Board, and whether the Director dedicates the appropriate time, attention and energy to his or her Director duties. The Board discusses these considerations generally in connection with its evaluation and assessment process, and given the 2020 annual meeting voting results, specifically discussed these considerations for Ms. Norwalk. In the case of Ms. Norwalk, the Board noted that in the last three years, she has attended every Board meeting, as well as every meeting of each Committee on which she serves, and that she is well prepared for and fully participates in meetings. Further, Ms. Norwalk dedicates significant time outside of meetings to engage with, and provide advice and counsel to, members of management. The Board also noted that Ms. Norwalk, who served as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS) during the Bush Administration, and with her overall knowledge and expertise in the area of healthcare and government regulations, brings a unique and highly relevant and valuable skill set to the Board. In addition, Ms. Norwalk contributes to overall diversity of views and perspectives in the Boardroom, as well as gender diversity, which the Board believes is important.

Evaluation of Board Effectiveness

On an annual basis, the Nominating Committee oversees a comprehensive Board evaluation and assessment process. The Board believes that an annual evaluation process is an important component of strong corporate governance practices and promoting ongoing Board effectiveness. Each year, the Board conducts a comprehensive evaluation and assessment process to review Board, Committee and Director effectiveness. The Board and each of its Committees performs a self-assessment to evaluate their effectiveness in fulfilling their obligations. As part of the process, outside corporate governance counsel conducts individual Director interviews to discuss Board and Committee effectiveness, as well as individual Director effectiveness. The Board, Committee and individual Director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Our Board has implemented a comprehensive annual process to review Board, Committee and Director effectiveness.

The Board believes that the overall annual evaluation process works well and that using outside corporate governance counsel to conduct the individual Director interviews and to present the results and findings to the Board and the Committees leads to candid feedback and discussion. When feedback warrants follow-up with individual Directors, the Chair of the Nominating Committee will work directly with each Director, as appropriate. As a result of the Board evaluation process, the Company will often update its

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Board topical calendar and meeting planner for the ensuing year to incorporate feedback from the Board. For example, the Company modified the frequency and time allocation for certain meeting topics and dedicated more time for hands-on demonstrations and discussions of Company products and technology. Further, the process can help elevate discussion topics to action items, including matters related to Board composition, Board diversity, and Board succession planning.

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2021 Annual Meeting of Stockholders	Board Governance and Corporate Responsibility

In this section of the Proxy Statement, we discuss our approach to Board governance and corporate responsibility and sustainability. We also discuss how our Board and Company have taken steps to respond to COVID-19.

Our Board has adopted a number of governance best practices.

Our Board structure provides for a Lead Independent Director	Our Chief Executive Officer does not serve as our Board Chair

Our independent Directors meet frequently in executive session	Our Board service is limited by our retirement age policy (Directors may not stand for election after age 72)

We have a comprehensive annual Board evaluation process	We have majority voting for uncontested Director elections

We are committed to maintaining the highest standards of corporate governance. As discussed below under “Board Leadership and Organization Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”). In 2017, as part of our continuing efforts to implement good governance practices, we expanded the responsibility of our Nominating and Corporate Governance Committee and renamed it the Nominating, Corporate Governance and Compliance Committee). The Nominating Committee’s charter was revised to reflect that, in addition to its existing responsibilities related to Director nominations, Board structure and composition, and corporate governance matters, the Nominating Committee assumed oversight responsibilities for quality and regulatory matters, ethics and compliance matters, and other related matters. Under this revised structure, the Audit Committee has retained oversight responsibilities for financial reporting, accounting, internal accounting controls, auditing and related matters. In February 2019, we further revised the Nominating Committee’s charter to reflect that it would also assume responsibility for periodically reviewing and revising our Code of Conduct, as well as addressing violations thereof.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director independence and qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, succession planning and stock ownership guidelines for Directors and management. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate.

In 2019 and 2020, we revised our Corporate Governance Guidelines to clarify the role of the Lead Independent Director, and to update language regarding Director independence and executive sessions of independent Directors. We also made other changes to clarify the process for the Chief Executive Officer performance review and compensation determinations, including the role of the Compensation Committee and the independent compensation consultant. Overall, we believe these changes help further advance corporate governance and improve the overall organization and readability of the Corporate Guidelines.

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Code of Conduct

We have adopted a Code of Conduct, which includes our code of ethics for our senior financial officers. The Code of Conduct applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities. In February 2021, we revised the Code of Conduct to, among other things, reflect our commitment to diversity and inclusion and discuss our belief in responsible economic, social and environmental practices.

The Nominating Committee and the Audit Committee share oversight responsibilities related to the Code of Conduct. The Nominating Committee is responsible for oversight of compliance programs related to ethics and compliance and related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Audit Committee is responsible for oversight of compliance matters relating to financial reporting, accounting, internal accounting controls, auditing and related matters.

The Audit Committee reviews and approves all waivers of the Code of Conduct for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code of Conduct, or waivers required to be disclosed under applicable law from the Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code of Conduct or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Information about corporate governance at NuVasive, including our key governance documents, can be found in the “Governance” area of the “Investor Relations” section of our website (www.nuvasive.com):

Corporate Governance Guidelines	Charters of the Board Committees

Code of Conduct	Charter of the Lead Independent Director

Printed copies may be obtained upon request to our Investor Relations Department. Any stockholder may request copies of these materials in print, without charge, by contacting our Investor Relations Department at investorrelations@nuvasive.com.

Corporate Responsibility and Sustainability

We recognize the growing interest of our investors, employees, patients, surgeons and hospital customers in corporate responsibility and sustainability, including environmental, social and governance (“ESG”) matters. Our focus as a Company is developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, financial and operational outcomes. Our guiding purpose is to transform surgery, advance care and change lives, and enabling safer, more reproducible surgical procedures is at the heart of what we do. When patients undergo less-invasive spine surgery, they typically experience less blood loss and trauma than traditional, open spine surgery procedures, with less time under anesthesia, which generally results in faster patient recovery times and better results. This is good for the patient, but also good for the hospital and the overall healthcare system. Less-invasive surgery often requires greater use of x-rays and other imaging technologies, which can expose the patient, surgeon and operating room staff to radiation. We take the health and safety of our patients, surgeons and hospital staff seriously, and our Lessray® technology platform is designed to address radiation exposure in the operating room. Lessray is an image enhancement platform designed to reduce radiation exposure by allowing surgeons to take low-quality, low-dose images and improve them to look like

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conventional full-dose images. Further, Lessray and our other enabling technologies are designed to improve operating room workflow, which in turn can reduce the cost of care. We believe that this focus, which benefits patients, surgeons and hospitals, will also benefit our investors as we continue to grow our business and create long-term stockholder value.

We also recognize the value associated with building our human capital and believe that success comes from investing in our people. We have expanded our efforts to advance diversity, inclusion and engagement, while providing professional development opportunities for our employees. As we seek to create a more diverse and inclusive workforce, we have begun to monitor voluntarily disclosed diversity data to review hiring, promotion and attrition overall at the Company and at the department level. With dedicated resources focused on our diversity and inclusion vision, strategy and priorities, and through our Women in Spine employee resource group, we are working to reinforce and build upon our culture of inclusion. Additionally, we have committed resources and personnel to ensure a healthy and safe environment for our employees and our communities. Our key objectives in this area include corporate compliance with responsible hazardous waste management, recycling, emergency preparedness, as well as various initiatives to improve our environmental health and safety programs. In 2020, this became a significant area of focus, as we worked to ensure the safety and wellbeing of employees during the COVID-19 pandemic. We are also giving back to our community. Our employees and sales representatives have a long history of supporting the communities where we have facilities, donating time, resources and funds to local causes. Since 2009, we have leveraged our expertise in spine care to give back to local and global communities through the NuVasive Spine Foundation™ (“NSF”). NSF supports life-changing spine surgery for individuals around the world with limited access to high quality medical treatment by working with surgeons to advance the quality of spine care in disadvantaged communities. In addition, through our grants program, we support medical research and education, charitable and philanthropic endeavors. We believe in giving back, and we also believe it is important to operate our Company in a socially responsible manner.

To ensure guidance and support of NuVasive’s corporate responsibility and sustainability initiatives, we created an ESG Steering Committee. The ESG Steering Committee is comprised of a cross-functional team of senior leaders and is intended to support NuVasive’s on-going commitment to corporate responsibility and sustainability, including ESG matters. The ESG Steering Committee is responsible for formalizing the Company’s policies and disclosures and making recommendations for evolving the Company’s ESG practices, while working with existing programs and activities to support and advance overall corporate responsibility and sustainability at NuVasive. We recognize that a range of frameworks and standards exist for measuring, managing, and reporting sustainability information, including the standards set forth by the Sustainability Accounting Standards Board (SASB). We are in the process of developing a general understanding of the various sustainability frameworks and standards, and we are reviewing peer disclosures to better understand information needs and expectations. While we have more work to do in this area before we will be ready to publish a sustainability report, we are committed to advancing corporate responsibility and sustainability at NuVasive.

Response to COVID-19

During 2020, we faced a number of challenges resulting from the COVID-19 pandemic. As the pandemic unfolded, we created a COVID-19 task force to monitor developments and make recommendations for policies and actions. Our Board participated in regular calls to monitor and provide oversight related to our COVID-19 risk and to assist in navigating the Company through the pandemic. Throughout the pandemic, the safety and wellbeing of our employees has been our priority. We recognize the important role that our employees play in the support of our patients, surgeons and hospital customers, and we invested in the safety of our people by implementing rigorous COVID-19 health and safety protocols, distributing personal protective equipment to ensure those working in clinical and operational settings were protected, deploying health and wellness training, and offering remote work options where possible.

While the pandemic led to lower surgery volumes and deferred elective spine surgery procedures during 2020, many spine surgeries are not elective. Patients that suffer from debilitating back pain or who require emergent surgery due to trauma or other factors often cannot defer or delay surgery. As spine surgeries continued during the pandemic, we often faced challenges in supporting surgeries, but our committed employees worked with our surgeon and hospital customers to comply with new and changing hospital protocols to allow spine surgeries to proceed. We were also forced to change the way we interact

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with surgeons. With in-person surgeon education and training impacted by COVID-19, our Clinical Professional Development team developed virtual labs and created a Virtual Spine Conference series to enhance remote surgeon education and provide clinical insights.

We took steps to mitigate the impact of COVID-19 on our business by adjusting manufacturing capacity, controlling expenses and building up our cash reserves. During 2020, we imposed cuts on discretionary spending, and our executive officers and Directors voluntarily agreed to temporary reductions in compensation (as further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement). We also took a number of measures to improve our financial position and solidify our financial foundation to fund our long-term growth. We raised additional capital to bolster our balance sheet and amended the terms of our credit facility to provide greater borrowing capacity and flexibility to mitigate potential financial and business risks related to COVID-19. These efforts allowed us to increase our investment in R&D, invest in our people, and improve our operating processes to further our progress in support of our long-term strategy. We believe our investments in R&D will help accelerate and increase our growth as we launch new and innovative products and technologies, like our Pulse® platform. Our investments in people are helping strengthen our commercial leadership and customer engagement capabilities. Further, we are driving operational efficiencies through the implementation of redefined sales and operations planning processes, the creation of a new Business Transformation Office to improve project execution and delivery of business objectives, and our planning and control tower system to advance our planning and procurement activities for capital assets to align with demand. Our efforts to strengthen the business also included a realignment of our shipping teams and updates to our processes in our Memphis distribution facility, which will drive increased efficiencies in direct labor, material flow, and inventory, and result in improved fulfillment. As we look to put the challenges of 2020 behind us, we believe these actions will better position the Company for long-term success.

22 NuVasive, Inc. | 2021 Proxy Statement | BOARD GOVERNANCE AND CORPORATE RESPONSIBILITY

2021 Annual Meeting of Stockholders	Board Leadership and Organization Structure

In this section of the Proxy Statement, we discuss our Board leadership structure, including how our Board and Board Committees are organized to carry out is duties, including oversight responsibilities. We also discuss how stockholders can communicate with the Board.

Board Structure

We are committed to independent leadership on our Board. Our CEO does not serve as our Board Chair, and our Board structure provides for a Lead Independent Director if the Board Chair is not an independent Director. Each of our three Board standing committees are comprised of independent Directors.

Audit Committee	Nominating, Corporate Governance and Compliance Committee	Compensation Committee

Board Leadership Structure

Under our Board leadership structure, our CEO does not serve as Board Chair. In connection with the appointment of Mr. Barry to succeed Mr. Lucier as the Company’s CEO in November 2018, the Board determined to separate the roles of Board Chair and CEO, with Mr. Barry serving as the CEO and Mr. Lucier serving as Board Chair. The Board believes that there is no single, generally accepted leadership structure and maintains flexibility to determine which leadership structure best serves the interest of the Company based on circumstances and the evolving needs of the Company. Accordingly, although the Company believes that the separation of the Board Chair and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. As such, our Board periodically reviews its leadership structure to confirm that it is an appropriate structure for the Company at such time.

Our Board leadership structure also includes a Lead Independent Director. If the offices of the Board Chair and CEO of the Company are held by the same person, or if the Board Chair is not an independent Director, our Board leadership structure provides that a Lead Independent Director is to be elected by a majority of the independent Directors for a renewable term of two years. The Lead Independent Director presides at meetings of the independent Directors, presides at all meetings of the Board at which the Board Chair is not present and performs such other functions as the Board may direct, including advising the Board Chair with respect to Board meeting agendas. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”.

Each of the Directors other than Mr. Barry and Mr. Lucier is independent, and the Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. Following an executive session of independent Directors, the independent Directors communicate with the Board Chair directly regarding any specific feedback or issues, provide the Board Chair with input regarding agenda items for Board and Committee meetings, and coordinate with the Board Chair regarding

23 NuVasive, Inc. | 2021 Proxy Statement | BOARD LEADERSHIP AND ORGANIZATION STRUCTURE

information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the current leadership structure of the Board.

Executive Sessions of Independent Directors

Executive sessions of independent Directors are held in connection with each regularly scheduled Board meeting and at other times as necessary. The Board’s policy is to hold executive sessions without the presence of management, including the CEO and other non-independent Directors. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. Information technology and cybersecurity is a key area of focus for the Company and our Board is actively involved in overseeing cybersecurity risk management activities. Specifically, the Nominating Committee meets frequently with members of management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents, and related risks. Additionally, the Committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with financial reporting, accounting, internal accounting controls, auditing and related matters. The Compensation Committee oversees the risks associated with the succession planning for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Nominating Committee oversees the Company’s global risk assessment process, as well as the risks associated with regulatory affairs, quality assurance, information technology and cybersecurity, corporate governance and ethics, and compliance matters.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO, who also serves as a Director, is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Role of Board in CEO Succession Planning

A key responsibility of the Board is succession planning for the CEO. In 2018, the Board undertook a comprehensive leadership development and succession planning process, which included succession planning for the CEO. The Compensation Committee is charged with overseeing succession planning efforts for the CEO, and after discussions with Mr. Lucier, determined to engage an outside executive search firm to identify potential candidates to succeed Mr. Lucier as CEO. Working with the search firm, the Compensation Committee oversaw an executive assessment for potential internal candidates, as well as external executive benchmarking. After the Compensation Committee determined to proceed with an external search process, a special committee of independent Directors was formed to oversee the search process and consider external candidates. After a robust and competitive process, Mr. Barry was identified as the preferred candidate to succeed Mr. Lucier as CEO. The Compensation Committee then worked with its independent compensation consultant to develop parameters for a proposed employment offer for Mr. Barry. The Board, upon the recommendation of the Compensation Committee, approved the hiring and appointment of Mr. Barry as the Company’s CEO in November 2018. In determining to appoint Mr. Barry to succeed Mr. Lucier as CEO, the Board considered Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives.

24 NuVasive, Inc. | 2021 Proxy Statement | BOARD LEADERSHIP AND ORGANIZATION STRUCTURE

Attendance at Board and Committee meetings

The Board of Directors met ten times

The Audit Committee met four times

The Compensation Committee met eight times

The Nominating, Corporate Governance and Compliance Committee met four times

Each Director attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served during 2020.

All of the Directors serving on our Board at the 2020 Annual Meeting of Stockholders attended the meeting.

Board and Committee Membership and Structure

Each of the Board’s three standing Committees acts pursuant to a written charter, which can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

Each Director attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served during 2020. The Company does not have a formal policy regarding Director attendance at annual meetings of stockholders, however, we encourage all of our Directors to attend each annual meeting. All of the Directors serving on our Board at the 2020 Annual Meeting of Stockholders attended the meeting.

Audit Committee. The Audit Committee currently consists of Vickie L. Capps (Chair), Leslie V. Norwalk and R. Scott Huennekens. The Board has determined that all members of the Audit Committee are independent Directors under Nasdaq rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Vickie L. Capps qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee. The Compensation Committee currently consists of Daniel J. Wolterman (Chair), Robert F. Friel, Siddhartha C. Kadia and Donald J. Rosenberg. The Board has determined that all members of the Compensation Committee are independent Directors under Nasdaq rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and employees. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and approve compensation packages for our executive officers, and in the case of the CEO, make compensation recommendations to the Board for approval. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under

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“Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report.”

Nominating, Corporate Governance and Compliance Committee. The Nominating Committee currently consists of Leslie V. Norwalk (Chair), Vickie L. Capps, John A. DeFord and Donald J. Rosenberg. The Board has determined that all members of the Nominating Committee are independent Directors under Nasdaq rules. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance matters. The Nominating Committee is responsible for oversight of quality and regulatory matters, ethics and compliance matters, and other related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Nominating Committee is governed by a written charter approved by the Board.

Communications with the Board of Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

●	forward the communication to the Director or Directors to whom it is addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

26 NuVasive, Inc. | 2021 Proxy Statement | BOARD LEADERSHIP AND ORGANIZATION STRUCTURE

2021 Annual Meeting of Stockholders	Executive Officers

In this section of the Proxy Statement, we discuss our executive officers. The table below sets forth information about our executive officers, including their ages as of March 29, 2021, the Record Date for our Annual Meeting. We have also included below a brief summary of the business experience of each of our executive officers, as well as their educational background.

Executive Officer	Age	Position
J. Christopher Barry	48	Chief Executive Officer
Brent J. Boucher	53	Executive Vice President, Global Commercial
Massimo Calafiore	49	Executive Vice President, Global Business Units
Matthew K. Harbaugh	50	Executive Vice President, Chief Financial Officer
Nathaniel B. Sisitsky, Esq.	47	Senior Vice President, General Counsel and Corporate Secretary
Lucas Vitale	45	Senior Vice President, Chief Human Resources Officer
Dale Wolf	41	Senior Vice President, Global Operations

J. Christopher Barry

J. Christopher Barry has served as our Chief Executive Officer and as a member of our Board of Directors since November 2018.

Information regarding Mr. Barry can be found above under the caption “Board Members and Nominees for Election - Directors Continuing in Office.”

Brent J. Boucher

Brent Boucher has served as our Executive Vice President, Global Commercial, since October 2020, and is responsible for the Company’s global commercial organization, and commercial enablement such as global commercial operations and global technology commercialization.

Prior to joining NuVasive, Mr. Boucher was the senior vice president and general manager for the oncology division of AngioDynamics. Prior to this, he served as executive in residence for PDI’s Infection Prevention business after spending 20 years at Covidien where he served as General Manager for several global businesses, including Lung Solutions, Surgical Solutions and Respiratory Care.

EDUCATIONAL BACKGROUND • Bachelor’s degree in business administration and management from North Dakota State University

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Massimo Calafiore

Massimo Calafiore has served as our Executive Vice President, Global Business Units, since October 2020, and is responsible for the Company’s product and services organization, including Spine, NuVasive Specialized Orthopedics (NSO) and NuVasive Clinical Services (NCS), and commercial enablement such as clinical professional development and global marketing.

Mr. Calafiore’s previous roles at NuVasive included senior vice president and general manager, Spine Business Unit, and vice president and general manager, NSO. Before NuVasive, he spent more than 15 years supporting and leading the U.S. business for Waldemar Link, a leader in the orthopedics and medical device industry.

EDUCATIONAL BACKGROUND • Bachelor’s degree in mechanical engineering from the Università di Catania • Masters of business administration from New York University

Matthew K. Harbaugh

Matthew K. Harbaugh has served as our Executive Vice President and Chief Financial Officer since January 2020.

Prior to joining NuVasive, Mr. Harbaugh served as an executive at Mallinckrodt plc, a global specialty pharmaceutical products company. From May 2018 to September 2019, he served as the President of Mallinckrodt’s Specialty Generics business, and from July 2013 to December 2018, he served as Mallinckrodt’s Executive Vice President and Chief Financial Officer. Mr. Harbaugh previously held a variety of financial management positions at Covidien Pharmaceuticals, which was spun-off from Covidien plc as Mallinckrodt plc in July 2013. Mr. Harbaugh joined Covidien in 2007 and served in several finance and leadership roles, including as Chief Financial Officer and Interim President of Covidien Pharmaceuticals. Prior to joining Covidien, Mr. Harbaugh was a Lead Finance Executive with Cerberus Capital Management, L.P., a New York-based private equity firm. Prior to that Mr. Harbaugh worked nearly ten years for Monsanto Company, where he held various roles in investor relations and finance.

EDUCATIONAL BACKGROUND • Bachelor of Science in Business Administration from St. Louis University • Executive M.B.A from the Kellogg School of Management at Northwestern University

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Nathaniel B. Sisitsky, Esq.

Nathaniel B. Sisitsky, Esq. has served as our Senior Vice President, General Counsel and Corporate Secretary since June 2018 and is responsible for leadership of NuVasive’s legal team. In this role, Mr. Sisitsky oversees the NuVasive Spine Foundation, and as of January 2020, he also oversees the Company’s Global Risk & Integrity team.

Mr. Sisitsky previously served as our Vice President and Associate General Counsel, Corporate Affairs from July 2015 to June 2018. Prior to joining NuVasive, Mr. Sisitsky was Vice President and Associate General Counsel at CareFusion Corporation from April 2009 until April 2015. From August 2004 until April 2009, Mr. Sisitsky served as Vice President, Legal – Corporate Finance at American Tower Corporation. Prior to joining American Tower, Mr. Sisitsky was a Junior Partner in the Corporate Department of Wilmer Cutler Pickering Hale and Dorr (WilmerHale), based in Boston, MA.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Political Science and Economics from Emory University • Juris Doctor Degree from New York University School of Law

Lucas Vitale

Lucas Vitale has served as our Chief Human Resources Officer since January 2019 and is responsible for NuVasive’s global human resources function, including sales training, talent management, compensation and organizational development.

Mr. Vitale previously served in various human resources roles since 2014, including as our Vice President, Commercial Talent Development from April 2017 to January 2019, Vice President of Human Resources from November 2015 to April 2017 and Vice President of Talent from April 2014 to November 2015. Mr. Vitale joined NuVasive from Life Technologies Corporation, where he spent nearly 10 years in various human resources roles focused on driving culture and talent strategies.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Finance and Marketing from Hawaii Pacific University • Master’s Degree in Industrial / Organizational Psychology from Alliant International University

Dale Wolf

Dale Wolf has served as our Senior Vice President, Global Operations since January 2020 and is responsible for NuVasive’s supply chain, distribution, manufacturing, quality assurance and real estate and facilities functions.

Mr. Wolf previously served as the Company’s Vice President, Manufacturing, since August 2018. Prior to joining the Company, Mr. Wolf spent over 15 years with General Electric (GE), including leadership roles in manufacturing, operations and supply chain. Most recently, from October 2014 to June 2018, Mr. Wolf served as an executive plant manager for GE Healthcare.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Mechanical Engineering from the University of Wisconsin – Madison

29 NuVasive, Inc. | 2021 Proxy Statement | EXECUTIVE OFFICERS

2021 Annual Meeting of Stockholders	Security Ownership of Certain Beneficial Owners and Management

In this section of the Proxy Statement, we provide information about the security ownership of certain beneficial owners and management. The table below sets forth information regarding ownership of our common stock as of March 29, 2021, the Record Date for our Annual Meeting (or such other date as provided below), by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of March 29, 2021. For our Directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance restricted stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of March 29, 2021. All percentages are based on 51,378,931 shares of our common stock outstanding as of March 29, 2021. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Common Stock

Principal Stockholders
Wellington Management Company LLP (2)	6,670,054	13.0%
280 Congress Street, Boston, MA 02210

BlackRock, Inc. (3)	6,269,189	12.2%
55 East 52nd Street, New York, NY 10055

The Vanguard Group (4)	4,816,692	9.4%
100 Vanguard Blvd., Malvern, PA 19355

The Hartford Mutual Funds, Inc. (5)	2,659,303	5.2%
690 Lee Road, Wayne, PA 19087

Directors (other than J. Christopher Barry)
Vickie L. Capps (6)(7)	22,356	*
John A. DeFord, Ph.D. (6)(7)	9,465	*
Robert F. Friel (6)(7)	19,817	*
R. Scott Huennekens (6)(7)	7,032	*
Siddhartha C. Kadia, Ph.D. (8)	1,037	*
Gregory T. Lucier (7)(9)(10)	283,066	*
Leslie V. Norwalk, Esq. (6)(7)	26,040	*
Donald J. Rosenberg, Esq. (6)(7)	19,817	*
Daniel J. Wolterman (6)(7)	20,728	*

30 NuVasive, Inc. | 2021 Proxy Statement | SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Common Stock

Named Executive Officers
J. Christopher Barry	19,926	*
Matthew K. Harbaugh	–	*
Massimo Calafiore (9)(10)	8,803	*
Nathaniel B. Sisitsky, Esq. (9)(10)	13,195	*
Lucas Vitale (9)(10)	10,832	*
Matthew W. Link (9)(10)	50,724	*
All Directors and executive officers as a group (17 persons) (11)	512,838	1.0%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Based solely upon Amendment No. 3 to a Schedule 13G filed on February 4, 2021 by Wellington Management Group LLP (“WMG”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”). According to the Schedule 13G, (i) each of WMG, WGH and WIAH is the beneficial owner of 6,670,054 shares, and has shared voting power with respect to 5,742,546 shares and shared dispositive power with respect to 6,670,054 shares, and (ii) WMC is the beneficial owner of 6,292,962 shares, and has shared voting power with respect to 5,650,415 shares and shared dispositive power with respect to 6,292,962 shares.

(3)

Based solely upon Amendment No. 13 to a Schedule 13G filed on February 5, 2021, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. is the beneficial owner of 6,269,189 shares, and has sole voting power with respect to 6,184,636 shares and sole dispositive power with respect to 6,269,189 shares.

(4)

Based solely upon Amendment No. 10 to a Schedule 13G filed on February 10, 2021 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 4,816,692 shares, and has shared voting power with respect to 117,956 shares, sole dispositive power with respect to 4,657,591 shares, and shared dispositive power with respect to 159,101 shares.

(5)

Based solely upon a Schedule 13G filed on February 9, 2021, by The Hartford Mutual Funds, Inc. (“HMF”), on behalf of Hartford Midcap Fund, Hartford Small Cap Value Fund, and Hartford Healthcare Fund. According to the Schedule 13G, HMF is the beneficial owner of 2,659,303 shares, and has shared voting power and dispositive power with respect to 2,659,303 shares.

(6)	Includes 3,095 shares issuable within 60 days of March 29, 2021 pursuant to the vesting of restricted stock units.

(7)

Includes vested restricted stock units for which delivery has been deferred, as follows: Ms. Capps – 17,261 shares; Dr. DeFord – 6,370; Mr. Friel – 16,722 shares; Mr. Huennekens – 2,577 shares; Mr. Lucier – 16,030 shares; Ms. Norwalk – 22,945 shares; Mr. Rosenberg – 7,529 shares; and Mr. Wolterman – 17,633 shares.

(8)	All 1,037 shares are issuable within 60 days of March 29, 2021 pursuant to the vesting of restricted stock units.

(9)

Includes shares issuable within 60 days of March 29, 2021 pursuant to the vesting of restricted stock units, as follows: Mr. Lucier – 41,622 shares; Mr. Calafiore – 4,699 shares; Mr. Sisitsky – 2,256 shares; Mr. Vitale – 3,054 shares; and Mr. Link – 11,277 shares.

(10)

Includes shares issuable within 60 days of March 29, 2021 pursuant to the vesting of performance restricted stock units, the performance conditions of which were certified by the Compensation Committee on February 10, 2021 as follows: Mr. Lucier – 4,046 shares; Mr. Calafiore – 494 shares; Mr. Sisitsky – 237 shares; Mr. Vitale – 321 shares; and Mr. Link – 1,185 shares.

(11)

Includes the following shares owned by our current executive officers and Directors, in the aggregate: (a) 313,878 shares of common stock, (b) 85,610 shares issuable within 60 days of March 29, 2021 pursuant to the vesting of restricted stock units, (c) 6,283 shares issuable within 60 days of March 29, 2021 pursuant to the vesting of performance restricted stock units, the performance conditions of which were certified by the Compensation Committee on February 10, 2021, and (d) 107,067 shares issuable pursuant to vested restricted stock units for which delivery has been deferred.

31 NuVasive, Inc. | 2021 Proxy Statement | SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

2021 Annual Meeting of Stockholders	Certain Relationships and Related Transactions

In this section of the Proxy Statement, we discuss our policy regarding transactions involving Directors, executive officers and principal stockholders (“Related Parties”), and certain agreements that we have entered into with Related Parties.

Related-Person Transactions Policy

It is our policy that the Audit Committee approve or ratify transactions involving Related Parties or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in writing in the Company’s Audit Committee charter.

Certain Related-Person Transactions

In December 2018, the Company entered into a consulting agreement (the “ARC Consulting Agreement”) with American Robot Corporation (“ARC”). Peyton Collins, the brother-in-law of Gregory T. Lucier, the Company’s Board Chair and former Chief Executive Officer, is the president and owner of ARC. Pursuant to the terms of the ARC Consulting Agreement, the Company agreed to pay an aggregate of $1.25 million for engineering services to be performed from December 2018 through February 2020 and payable in installments and subject to the achievement of certain milestones. The Company paid $937,500 to ARC during the fiscal year ending December 31, 2019 and paid the remaining $312,500 to ARC during the first quarter of 2020. The Company then extended the agreement with ARC through December 31, 2020, for additional engineering services, for which the Company paid an aggregate of $597,000 during the fiscal year ended December 31, 2020. The agreement with ARC terminated in accordance with its terms on December 31, 2020, and it was not renewed or extended.

During 2018, the Company entered into a general consulting and services agreement with Gregory T. Lucier, who served as the Company’s CEO through November 4, 2018. The agreement provided that Mr. Lucier would provide consulting services through May 31, 2020. Information regarding the general consulting and services agreement and the terms of Mr. Lucier’s compensation can be found under the caption “Director Compensation.”

During 2020, the Company entered into a letter agreement and general consulting and services agreement with Matthew W. Link, who served as the Company’s President through October 13, 2020 and remained with the Company in an advisory role to assist with the transition of responsibilities through December 31, 2020. Mr. Link also agreed to provide consulting services through March 31, 2021. Information regarding the terms of Mr. Link’s compensation, continued employment arrangement, and consulting agreement can be found under the caption “Compensation Discussion and Analysis — Employment Letters and Consulting Agreements.”

32 NuVasive, Inc. | 2021 Proxy Statement | CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2021 Annual Meeting of Stockholders	Proposal 2 — Ratification of Independent Auditor

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2021. Ernst & Yong LLP has served as the Company’s independent auditor for 20 years, and the Audit Committee has selected Ernst & Young LLP as the Company’s independent auditor for 2021. We are asking our stockholders to ratify the appointment of Ernst & Young LLP because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise.

OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2021. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

33 NuVasive, Inc. | 2021 Proxy Statement | PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITOR

2021 Annual Meeting of Stockholders	Audit Fees and Audit Committee Report

In this section of the Proxy Statement, we discuss the fees paid to our independent auditor and provide the report of the Audit Committee for the year ended December 31, 2020.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2020 and 2019. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees (1)	$2,520,442	$1,985,693
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$252,686	$60,317
All Other Fees (4)	$7,200	$7,200
Total	$2,780,328	$2,053,210

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, and audit services provided in connection with other regulatory filings. Fiscal year 2020 also includes fees for services associated with convertible notes issuances.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst & Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee currently consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2020.

34 NuVasive, Inc. | 2021 Proxy Statement | AUDIT FEES AND AUDIT COMMITTEE REPORT

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”), filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2020 Annual Report.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2020 and 2019.

In this context and in connection with the audited financial statements contained in the Company’s 2020 Annual Report, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2020 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

•

received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent accountant its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2020 Annual Report filed with the SEC.

The Audit Committee met four times in 2020.

This report for 2020 is provided by the undersigned members of the Audit Committee of the Board.

Vickie L. Capps (Chairperson)

R. Scott Huennekens

Leslie V. Norwalk

The preceding “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

35 NuVasive, Inc. | 2021 Proxy Statement | AUDIT FEES AND AUDIT COMMITTEE REPORT

2021 Annual Meeting of Stockholders	Proposal 3 — Advisory Executive Compensation “Say-on-Pay” Vote

At the Annual Meeting, and as required by Section 14A of the Exchange Act, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as part of our annual “say-on-pay” proposal.

OUR BOARD RECOMMENDS YOU VOTE “FOR” THE ANNUAL “SAY-ON-PAY” PROPOSAL REGARDING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent who will drive sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay is variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based, long-term incentives, further driving the link between stockholder value and executive compensation.

•

We regularly monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section, the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding executive compensation practices, the Company continued its stockholder outreach in 2020 and 2021. These outreach efforts continue to enable the Company to strengthen its executive compensation program. In addition, at our 2017 annual meeting of stockholders, our stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices.

The vote on our “say-on-pay” proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s NEOs requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON A NON-BINDING

ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

36 NuVasive, Inc. | 2021 Proxy Statement | PROPOSAL 3—ADVISORY EXECUTIVE COMPENSATION “SAY-ON-PAY” VOTE

2021 Annual Meeting of Stockholders	Compensation Discussion and Analysis

In this section of the Proxy Statement, we discuss our executive compensation philosophy and programs, the decisions made by the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) under those programs, and the factors considered in making those decisions for the Company’s Named Executive Officers (the “NEOs”) in 2020.

Executive Summary Management and our Board responded to COVID-19 swiftly and decisively to effectively balance three priorities:	2020 Financial Highlights
The safety and wellbeing of our employees	2020 Global Net Sales $1.051 billion
Our obligations to our patients, surgeons, and hospitals
Preserving and strengthening our business for stockholders
The COVID-19 pandemic had a dramatic impact on our business: • Lower surgery volumes and deferred elective procedures

•   Decrease in our global net sales and operating margin

•   Negative Total Stockholder Return in 2020

We cared for the safety and wellbeing of our employees:

•   Implemented rigorous COVID-19 health and safety protocols

•   Distributed personal protective equipment for employees working in clinical and operational settings

2020 Non- GAAP Operating Margin* 11.1%

•   Transitioned to temporary remote working arrangements where possible

•   Continued healthcare benefits for furloughed employees

•   No lay-offs related to COVID-19

We took actions to preserve and strengthen the business:

•   Raised additional capital and built up cash balances

•   Controlled expenses, including voluntary reductions in compensation by our executive officers and Directors

2020 Non- GAAP Earnings per Share* $1.23

•   Drove operational efficiencies with redefined sales and operations planning processes and improvements to distribution and fulfillment

•   Invested in R&D to accelerate innovation and future growth

We funded the 2020 bonus plan at 65% of target:

•   Funding based on performance relative to non-financial strategic objectives established mid-year for employee safety, technology innovation and global operations

•   Paid 2020 annual bonus to CEO at 65% of target

2020 Investment in R&D $79.8 million
We did not make modifications to any long-term incentives: • 2018 performance RSU award paid at 21% of target	* A reconciliation of certain non-GAAP financial measures is provided in the Appendix.

•   2018 performance cash award paid at 98% of target

NuVasive is positioned well to grow in 2021, and our executive compensation program continues to motivate the executive team to deliver value to stockholders.

37 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

Our Company

We are a global medical technology company focused on developing, manufacturing, selling and providing procedural solutions for spine surgery, with a guiding purpose to transform surgery, advance care and change lives. We offer a comprehensive portfolio of procedurally integrated spine surgery solutions, including surgical access instruments, spinal implants, fixation systems, biologics, and enabling technologies, as well as systems and services for intraoperative neuromonitoring. In addition, we develop and sell magnetically adjustable implant systems for spine and specialized orthopedic procedures.

Our Executives

In accordance with SEC rules and regulations, our NEOs for 2020 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2020. Also, in accordance with SEC rules, Matthew W. Link, our former President, is included based on his service as an executive officer during 2020 and his 2020 compensation.

•	J. Christopher Barry — Chief Executive Officer

•	Matthew K. Harbaugh — Executive Vice President and Chief Financial Officer

•	Massimo Calafiore — Executive Vice President, Global Business Units

•	Nathaniel B. Sisitsky, Esq. — Senior Vice President, General Counsel and Corporate Secretary

•	Lucas Vitale — Senior Vice President, Chief Human Resources Officer

•	Matthew W. Link — President (through October 13, 2020)

A complete list of our current executive officers is included in this Proxy Statement under the caption “Executive Officers.”

2020 Financial and Business Highlights

In 2020, the Company’s financial performance was affected by lower surgery volumes and deferred elective procedures around the world as a result of the COVID-19 pandemic. While prioritizing the safety and wellbeing of our workforce, we took steps to preserve and strengthen our business by raising additional capital and building up our cash reserves, controlling expenses, improving our operations, and investing in R&D to further our progress against our long-term strategy.

Net sales of $1.051 billion

Financial Results and Solid Foundation for Growth:

Despite the considerable challenges we faced related to COVID-19, we delivered global net sales of $1.051 billion in 2020, comprised of U.S. net sales of $821.8 million and International net sales (which excludes Puerto Rico) of $228.8 million. We also took steps to control expenses and improve cash flows, and we drove non-GAAP operating margin* of 11.1%. In addition, we raised additional capital to solidify our financial foundation and to fund our long-term growth.

15 products launched

R&D Investment and New Product Launches:

As innovation is a key pillar to our leadership in spine, we maintained our level of R&D investment during COVID-19, and we launched 15 new products in 2020. We have continued to focus on developing innovative and enabling technologies to drive increased adoption of less-invasive surgery and improve clinical, financial and operational outcomes.

Clinical education

Enhanced Clinical Education and Training:

In 2020, our Clinical Professional Development team launched a new campaign to equip surgeons and hospitals with resources to support the adoption of less-invasive surgical techniques. With in-person training impacted by COVID-19, we developed virtual labs and created a Virtual Spine Conference series to enhance remote surgeon education and provide clinical insights.

* A reconciliation of certain non-GAAP financial measures is provided in the Appendix.

During 2020, we imposed cuts on discretionary spending, and our executive officers and Directors voluntarily agreed to temporary reductions in compensation. We also took a number of measures to improve our financial position and solidify our financial foundation to fund our long-term growth. We raised additional

38 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

capital to bolster our balance sheet and amended the terms of our credit facility to provide greater borrowing capacity and flexibility to mitigate potential financial and business risks related to COVID-19. These efforts allowed us to increase our investment in R&D, invest in our people, and improve our operating processes. We believe our investments in R&D will help accelerate and increase our growth as we launch new and innovative products and technologies, like our Pulse platform. Our investments in people are helping strengthen our commercial leadership and customer engagement capabilities. Further, we are driving operational efficiencies through the implementation of redefined sales and operations planning processes, the creation of a new Business Transformation Office to improve project execution and delivery of business objectives, and our planning and control tower system to advance our planning and procurement activities for capital assets to align with demand. Our efforts to strengthen the business, also included a realignment of our shipping teams and updates to our processes in our Memphis distribution facility, which will drive increased efficiencies in direct labor, material flow, and inventory, and result in improved fulfillment. We believe these actions will better position the Company for long-term success.

While the pandemic led to lower surgery volumes and deferred elective spine surgery procedures during 2020, many spine surgeries are not elective. Patients that suffer from debilitating back pain or who require emergent surgery due to trauma or other factors often cannot defer or delay surgery. As spine surgeries continued during the pandemic, we often faced challenges in supporting surgeries, but our committed employees worked with our surgeon and hospital customers to comply with new and changing hospital protocols to allow spine surgeries to proceed. The combination of our differentiated technologies with our talented, clinically trained commercial teams, helped drive 2020 global net sales of $1.051 billion. While our Total Stockholder Return was negative in 2020 (-27%), our 2020 financial results reflected a decline in net sales of 10.1% compared to 2019.

For more information about our 2020 financial and business performance, please see “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020.

2020 Executive Compensation Highlights

NuVasive’s executive compensation program emphasizes pay-for-performance and places a significant portion of annual direct compensation opportunity in the form of variable incentives designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals. In setting executive compensation for 2020, the Committee approved an updated peer group for compensation benchmarking by replacing the four largest companies in the peer group with four companies with market capitalizations and net sales more comparable to the Company’s. The compensation awarded to our NEOs for 2020 reflected the financial and operational results mentioned above, including the impact of COVID-19, as well as the Committee’s pay-for-performance compensation philosophy.

Compensation Component	Link to Business Strategy	2020 Compensation Actions	COVID-19 Related Actions

Base Salary (page 42)	• Competitive base salaries help attract, motivate and retain executive talent. • Increases are not automatic or guaranteed, which promotes a performance culture.	Merit based increases ranging from 0% – 6.25% were approved for 2020. Mr. Calafiore received a base salary increase of 13.11% to recognize his role change effective January 1, 2020.	In response to COVID-19, the Company implemented expense control measures in 2020, which included voluntary reductions in executive officer base salaries of 10%-20%.

Annual Incentives (page 42)

•  Annual bonus pool funded based on overall Company performance.

•  Metrics and targets are evaluated each year to ensure alignment with business strategy.

•  Differentiating award values based on individual performance assists in motivation of key talent.

Annual bonus plan funded at 65% of target. Annual cash incentive awards for our NEOs were paid at 65%-70% of target.

In August 2020, the Committee determined that the impact of COVID-19 on the Company’s financials would likely result in below threshold funding of the annual bonus plan. In order to drive prioritization and focus, the Committee agreed to determine bonus plan funding at year-end based on achievement against non-financial strategic objectives established for employee safety, technology innovation, and global operations using informed judgment.

39 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

Compensation Component	Link to Business Strategy	2020 Compensation Actions	COVID-19 Related Actions

Long-Term Incentives (page 42)

•  Award mix and performance metrics are reviewed annually for strategy alignment.

–   Consistent with our strategy to drive long-term stockholder value, our 2020 LTI program focused on net sales growth and non-GAAP operating margin expansion.

–   Consistent with our strategy to manage burn rate and dilution, our 2020 LTI program was delivered to executives in a mix of RSUs, performance RSUs and performance cash awards.

•  Differentiating award values based on individual performance and potential, as well as overlapping vesting periods, assists in motivation and retention of key talent.

2018 Annual LTI Award Vesting:

•  Performance RSUs granted in April 2018 with cliff vesting in April 2021 will vest as to 21% of target based on 2020 non-GAAP operating margin performance relative to the goal that was established in 2018 for this award.

•  Performance cash awards granted in April 2018 with cliff vesting in April 2021 will vest as to 98% of target based on net sales performance relative to the goal that was established in 2018 for this award.

No modifications were made to any long-term incentive program.

While COVID-19 impacted the Company’s 2020 net sales and non-GAAP operating margin performance, both of which are metrics in our performance RSU and performance cash awards for 2018, 2019 and 2020, no actions were taken to mitigate the negative impact on payouts of these awards.

The charts below illustrate the mix of target total annual direct compensation for Mr. Barry (our CEO) and other NEOs (excluding Mr. Barry) for 2020. As illustrated below, 87% of the CEO’s target total annual direct compensation and 74% of other NEOs’ target total annual direct compensation is variable with performance, including stock price performance.

For more information about the 2020 compensation decisions and the factors considered in making these decisions, please see pages 44 - 48.

Say on Pay Results and Stockholder Engagement

The Committee and the Board carefully consider stockholder feedback regarding executive compensation. The Company regularly interacts with stockholders throughout the year on several matters, including executive compensation. Through these and other outreach efforts, we can:

•	Better understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Discuss the evolution of our compensation program; and

•	Gather stockholder feedback and convey the stockholder opinions and commentary directly to the Committee and the rest of the Board.

At the 2020 Annual Meeting, NuVasive stockholders voted 94% in favor of our “say-on-pay” proposal

At the 2020 Annual Meeting of Stockholders, the advisory vote on the 2019 compensation of our NEOs (the “say-on-pay” vote) received approval from more than 94% of votes cast. Based on our stockholder outreach efforts, we believe this support reflects that stockholders are pleased with the core design features of the executive compensation program. Leading up to the 2020 Annual Meeting, we reached out to our top 50 stockholders, representing more than 80% of the shares outstanding, and held conversations with each investor that expressed interest.

40 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

Aligned with the feedback received from stockholders, the Committee retained the core compensation design features for 2020, but made adjustments to the Company’s proxy peer group for 2020, as discussed further below. The Committee is committed to listening to stockholders’ views and taking stockholder feedback into account when reviewing the executive compensation program. In addition, our stockholders expressed satisfaction with the following components of our compensation program:

Focus on net sales growth and operating margin expansion as well as robust target goal setting

Use of at least 50% performance-based long-term incentives

Responsible share usage and dilution

Finally, our stockholders were complimentary of the linkage between the compensation program, financial and stock price performance, and the Company’s long-term business strategy.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to attract, motivate and retain talented executives who drive the Company’s success and enable long-term stockholder value creation by:

•	Profitably growing the business and prudently managing risk;

•	Linking a significant portion of our NEOs’ target compensation to performance-based results; and

•	Appropriately aligning compensation with both short- and long-term Company performance goals.

The deep leadership expertise of each NEO makes our NEOs highly valuable to many of our competitors, making their retention a key priority. Because many of our competitors in the spine industry are divisions of much larger companies, there is a highly competitive market for executive talent. In addition, our NEO compensation must motivate strong performance and drive stockholder returns. For these reasons, the Committee believes NEO compensation should be set at competitive levels to retain a valuable team and attract talent, while placing a strong emphasis on successful attainment of Company performance goals.

Strong Executive Compensation Governance Practices. The Committee regularly reviews best practices in governance and executive compensation. The following chart summarizes executive compensation practices that the Committee believes (i) drive Company performance and (ii) serve our stockholders’ long-term interests.

WHAT WE DO	WHAT WE DON’T DO

Review feedback from stockholder outreach (page 40)	No single-trigger change-in-control arrangements (page 54)
Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 43)	No pledging of Company stock, hedging transactions and short sales by executive officers and Directors (page 51)
Review competitive compensation market data (page 43)	No significant perquisites (page 49)
Review tally sheets when making executive compensation decisions (page 44)	No tax gross ups related to change-in-control (page 49)
Administer stock ownership guidelines to align interests with our stockholders (page 50)
Provide for clawback of incentive compensation in the event of a material restatement of financials (page 51)
Require executive officers and Directors to obtain approval prior to executing transactions in Company securities (page 51)

41 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company employees.

Base Salary. Base salary for NEOs recognizes the experience, skills, knowledge and responsibilities required of each executive. Each year, base salary is evaluated against the peer group, general competitive practices, and an internal assessment of the NEO performance, both individually and relative to other officers. For newly hired executive officers, the Committee considers industry and other competitive hiring factors. The Committee typically reviews base salary once a year and may adjust each NEO’s salary to reflect changes of responsibility, performance and competitive conditions. The Committee does not apply specific formulae to determine changes. If adjustments are made, they are typically made effective with the first pay period in March of each year.

Annual Performance Bonus Plan. NEOs participate in an annual cash bonus plan intended to provide a financial incentive based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each NEO expressed as a percentage of base salary. Target bonus percentages are established at the beginning of the fiscal year (or upon hiring for new hires) based on a review of:

•	Competitive market data for both target bonus opportunity and target total cash opportunity;

•	The role of each executive, including ability to impact the Company’s overall performance; and

•	The Committee’s assessment of internal pay equity among executives.

The Committee may adjust each NEO’s target bonus opportunity during the year to reflect promotions or changes in level of responsibility, performance-based factors, and competitive conditions. The Committee evaluates the performance measures and targets under the plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value.

Annual Long-Term Incentive Awards (LTI). LTI awards to our NEOs include grants of restricted stock units (RSUs), performance restricted stock units (PRSUs) and performance cash awards. RSUs and PRSUs enable our NEOs to feel invested in our business and to participate in the long-term success of our Company as reflected in stock price appreciation. Furthermore, LTI awards promote retention through vesting tied to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers:

•	Company performance;

•	Individual past performance and future potential; and

•	Competitive pay practices.

In addition, the Committee evaluates the amount and value of unvested LTI awards held by NEOs to assess the retention value associated with previously granted LTI awards. It is the Committee’s aim to provide significant levels of LTI compensation to NEOs as the Committee feels it is important to the Company’s long-term growth prospects to motivate and retain the Company’s executive management team.

Process for Determining Named Executive Officer Compensation

Except for compensation actions for the CEO, which require full Board approval, the Committee is ultimately responsible for decisions relating to compensation for our NEOs. In making its decisions, the Committee considers recommendations from, and discusses decisions with, its independent compensation consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs, other than the CEO as described above. The Committee seeks advice from its independent compensation consultant to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests and competitive and meet our key priorities. Additionally, the Committee considers stockholder

42 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

feedback and recommendations of the CEO referenced below. For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee’s Charter, which can be found on the Company’s website under the Governance section of the Company’s Investor Relations section on www.nuvasive.com.

Role of Management. The Committee has full access to the management team for assessing and acting on executive compensation matters. The CEO works closely with the management team to develop management’s recommendations on the alignment of compensation with business strategy. The CEO does not make recommendations or participate in Committee deliberations on matters regarding the CEO’s own compensation. While the Committee considers input from the CEO and management in making compensation decisions, its decisions may or may not reflect management’s recommendations.

Role of Consultants. The Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Committee on executive and non-employee Director compensation practices during 2020. The independent compensation consultant reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. In 2020, the Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and Nasdaq rules that would prevent FW Cook from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately and the total compensation package as a whole to determine whether compensation is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. The Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation, the Committee does not solely rely upon benchmarking in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, allowing the Committee flexibility in determining the overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. The Committee performs an annual assessment of the peer group for compensation benchmarking. In July 2019, the Committee reviewed our 2019 proxy peer group (the “2019 Peer Group”) to determine whether the companies included were appropriate for 2020. Criteria included size (based on revenue and market capitalization), industry, peer groups as listed by proxy advisors and available compensation data. During this review, the Committee noted that the four largest companies in the 2019 Peer Group (Illumina, Intuitive Surgical, Stryker and Zimmer Biomet) were significantly larger than the Company based on market capitalization, revenue, and other metrics. The Committee also acknowledged that such companies fell outside of the peer group size constraints that a well-known proxy advisory firm has established, with revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. While NuVasive competes with these companies for talent, the Committee, with input from its independent compensation consultant, determined to update the 2020 proxy peer group (the “2020 Peer Group”) to better align NuVasive’s revenue and market capitalization with median by (i) removing the four largest peers from the 2019 Peer Group and (ii) adding four new medical device companies that are similar to or smaller in size than that of NuVasive, as follows:

REMOVED for 2020	ADDED for 2020
• Illumina, Inc.	• DexCom, Inc.
• Intuitive Surgical, Inc.	• ICU Medical, Inc.
• Stryker Corporation	• Nevro Corp.
• Zimmer Biomet Holdings, Inc.	• Orthofix Medical, Inc.

43 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

With these changes and based on the data reviewed by the Committee in July 2019, NuVasive approximates the median for revenue and the 25th percentile for market capitalization as compared to the 15 companies in the 2020 Peer Group, as set forth below:

2020 Peer Group
• Align Technology, Inc.	• IDEXX Laboratories, Inc.	• Nevro Corp.
• CONMED Corporation	• ICU Medical, Inc.	• Orthofix Medical, Inc.
• DexCom, Inc.	• Integer Holdings Corp	• ResMed, Inc.
• Globus Medical, Inc.	• Integra LifeSciences Holdings Corp	• STERIS Plc
• Haemonetics Corporation	• Masimo Corporation	• Wright Medical Group, NV

As part of the annual peer group review process, the Committee reviewed the proxy peer group again in July 2020 to establish the proxy peer group for 2021 compensation benchmarking, and no changes were made for 2021.

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. To supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

Determining Executive Compensation for 2020

For 2020, the Committee (and the Board, in the case of the CEO) considered market pay-related data and other factors such as Company performance, performance against individual goals and objectives, realizable pay data, and a multi-year look-back of total compensation through tally sheets (inclusive of annual cash compensation, LTI awards granted and earned, and benefits and perquisites) in determining NEO compensation for 2020.

2020 Base Salary. The table below sets forth base salary rates for the NEOs as of December 31, 2019 and 2020, and the percentage change:

	2019 Base Salary Rate(1)	2020 Base Salary Rate(2)	% Change from 2019
J. Christopher Barry	$800,000	$850,000	6.25%
Matthew K. Harbaugh(3)	—	$525,000	—
Massimo Calafiore(4)	$371,315	$420,000	13.11%
Nathaniel B. Sisitsky	$375,120	$390,125	4.00%
Lucas Vitale	$340,000	$353,600	4.00%
Matthew W. Link	$515,000	$533,025	3.50%

(1)	2019 Base Salary Rate reflects annual base salary rate in effect on December 31, 2019.

(2)	2020 Base Salary Rate reflects annual base salary rate in effect on December 31, 2020, without regard to the voluntary reduction in compensation in light of COVID-19 discussed below.

(3)	Mr. Harbaugh joined the Company as Executive Vice President, Chief Financial Officer effective January 1, 2020.

(4)

For Mr. Calafiore, reflects a 13.11% increase in connection with his role expansion to lead the spine business unit, effective January 1, 2020. Mr. Calafiore was then promoted to the role of Executive Vice President, Global Business Units, effective October 14, 2020 with no change in base salary in light of the various cost reduction actions the Company had taken, including the voluntary pay reductions described below. In connection with such promotion, Mr. Calafiore was designated as an executive officer of the Company. Based on his executive officer status at December 31, 2020, and his compensation for the year ended December 31, 2020, he is an NEO for 2020.

44 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

COVID-19 Related Actions: In April 2020, the Company’s executive officers voluntarily agreed to temporary reductions in base salary in light of the COVID-19 pandemic and its potential impact on the Company’s business and industry. The Committee approved the voluntary pay reductions for the Company’s executive officers (as well as a 25% reduction in non-employee Director cash retainers for 2020, described in more detail on page 66) because they believed these actions would provide an early signal to the Company’s workforce of the executive team’s personal commitment to share the financial burden facing the organization. Each of the Company’s executive officers at such time agreed to forego a percentage of the cash compensation that would otherwise be payable to them as regular salary commencing with the May 4, 2020 pay period and continuing through December 31, 2020. The reductions in base salary for our NEOs were as follows: Mr. Barry (20% reduction); Messrs. Link and Harbaugh (15% reduction); and Messrs. Sisitsky and Vitale (10% reduction). As a result, the amounts reflected in the “Summary Compensation Table” below for 2020 Salary for our NEOs are lower than the base salary rates set forth in the table above, except for Mr. Calafiore who was not an executive officer at the time the reductions were put in place.

2020 Annual Performance Bonus. In early February 2020, prior to any significant COVID-19 outbreaks in the U.S. or visibility to the pandemic that would be declared in March 2020, the Committee approved the terms of the 2020 annual performance bonus plan (the “2020 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus based on the achievement of Company and individual performance goals. The Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. Consistent with the design of the 2019 annual performance bonus plan, the Committee approved a maximum bonus opportunity under the 2020 Bonus Plan at 200% of target.

The Committee also approved funding guidelines that include payout scenarios for various levels of Company financial performance. The Committee selected revenue (now captioned as “net sales” in Company financial reports) and non-GAAP operating margin as the performance metrics for the funding guidelines, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value (which is consistent with stockholder feedback).

The Committee defined these metrics for purposes of the 2020 Bonus Plan as follows:

•

Revenue for the fiscal year ended December 31, 2020, calculated from the year-end financial statements, excluding the effect of currency fluctuations and financial impact of substantial acquisitions and divestitures that closed after January 1, 2020; and

•

Non-GAAP operating margin for the fiscal year ended December 31, 2020, calculated from the year-end financial statements (which includes the cost of payouts under the 2020 Bonus Plan), excluding the financial impact of substantial acquisitions and divestitures that close after January 1, 2020.

The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. The Committee feels these definitions appropriately measure core revenue and operating margin performance.

Demonstration of Rigorous Performance Goal Setting: The chart below sets forth the threshold, target and maximum performance goals for the 2020 Bonus Plan established by the Committee in February 2020:

Metric ($ in millions)	2019 Baseline (1)	2020 Performance Goals			Increase over 2019 Actual
		Threshold	Target	Maximum	Threshold	Target	Maximum
Revenue	$1,168	$1,191	$1,229	$1,276	+2.0%	+5.2%	+9.2%
Non-GAAP Operating Margin	15.8%	15.8%	16.0%	17.0%	0 bps	20 bps	120 bps

(1)	2019 Baseline reflects financial results for 2019 based on the year-end financial statements included in the 2019 Annual Report on Form 10-K.

45 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

In determining annual bonus payments for each NEO, the Committee considers individual and Company performance, as reflected in each executive’s leadership, business unit or functional achievements and results against goals and objectives. The evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it is based on the collective business experience and judgment of the Committee (and the Board, in the case of the CEO) to holistically consider the performance of each executive and his or her contribution to the overall success of the Company.

COVID-19 Related Actions: During 2020, as the Company developed updated financial and business plans based on the evolving impact of the COVID-19 pandemic on the Company, it became clear that the Company was likely to fall short of many of the financial and operational goals and objectives established at the beginning of 2020. In August 2020, the Committee discussed that, based on expectations for 2020 financial performance, the Company was unlikely to achieve the threshold performance goals for the 2020 Bonus Plan. Accordingly, management worked with the Committee to develop non-financial strategic objectives for the Company’s workforce for the remainder of 2020, so that “informed judgement” could be utilized when considering bonus plan funding for 2020. The Committee recognized that, notwithstanding COVID-19, the Company’s workforce continued to support patients, surgeons and hospitals and took a number of steps to navigate the challenges associated with the pandemic and better position the Company for long-term success. These objectives, which focused on employee safety, technology innovation and global operations, were designed to align and focus the workforce in key areas, while recognizing the continued financial and business uncertainty due to COVID-19.

In February 2021, the Committee (and the Board, in the case of the CEO) reviewed the Company’s financial and business performance and approved payouts under the 2020 Bonus Plan. While the Company overcame significant headwinds from the COVID-19 global pandemic to deliver net sales of $1.051 billion and non-GAAP operating margin of 11.1% for 2020, the Company’s financial performance fell short of the threshold performance goals approved by the Committee for the 2020 Bonus Plan.

The Committee evaluated the Company’s performance relative to the non-financial strategic objectives that were set mid-year for employee safety, technology innovation and global operations. The Committee also took into consideration that 2020 net sales declined 10.1% compared to 2019 driven by lower surgery volumes and deferred elective procedures around the world as a result of the COVID-19 pandemic. Based on these factors, the Committee approved funding of the 2020 Bonus Plan at 65% of target. The Committee believes that funding the 2020 Bonus Plan at 65% of target recognizes the Company’s accomplishments relative to such non-financial strategic objectives, and provides an appropriate level of support to employees given the hardships they faced in 2020, recognizes employees for navigating the challenges associated with the COVID-19 pandemic to preserve and strengthen the business, and provides goodwill and motivation needed to retain the workforce, which is in the best interest of Company stockholders. The following table summarizes the accomplishments used to assess performance relative to the non-financial strategic goals for the 2020 Bonus Plan:

Informed Judgement Component	Criteria	Accomplishments
Employee Safety	100% training completion on COVID-19 office protocols

✓  Conducted risk assessments for all NuVasive sites

✓  Site-specific safety protocols implemented at global locations to help mitigate risk of workplace transmissions of COVID-19

✓  100% of onsite employees trained on workplace safety protocols

✓  Executed ‘track-trace-notify’ for all reported positive cases within 24 hours of known status

✓  Established employee resource portal – key communications, Company policies, FAQs, benefit resources, etc.

✓  Secured and distributed appropriate personal protective equipment across the organization to protect employee safety and mitigate risk of transmission

Technology Innovation	Complete key milestones for Pulse system	✓ Completed software integration activities ✓ Finalized design transfer plan ✓ Established commercialization plan

46 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

Informed Judgement Component	Criteria	Accomplishments
Global Operations	Continue to offer the best customer experience possible with on time fulfillment

✓  Realigned shipping teams and updated processes in our Memphis distribution facility to improve fulfillment, driving greater than 80% on time fulfillment in 2020 with plans to further improve in 2021

✓  Implemented redefined sales and operations planning processes

✓  Expanded planning and control tower system to improve planning and procurement activities for capital assets to align with demand

For 2020, the Committee determined that each NEO performed at a high level and contributed to the Company’s response to COVID-19 and the Company’s performance for the year. For each of Messrs. Calafiore, Sisitsky and Link, the Committee approved payouts under the 2020 Bonus Plan at the 65% bonus funding level, and based on the recommendation of the Committee, the Board also approved a 2020 bonus payout for Mr. Barry at 65%. For Mr. Harbaugh and Mr. Vitale, the Committee approved payouts under the 2020 Bonus Plan at 70% of target, taking into account their individual performance during the year. For Mr. Harbaugh, the Committee recognized his efforts to solidify the Company’s financial foundation and provide greater flexibility to mitigate potential financial and business risks related to COVID-19, including by raising additional capital and amending the terms of the Company’s credit facility to provide greater borrowing capacity. For Mr. Vitale, the Committee recognized his leadership of the Company’s COVID-19 task force, including his actions to shape the Company’s response to the pandemic and focus on employee safety, as well as his efforts on organizational design and talent management, which is helping strengthen the Company’s commercial leadership and customer engagement capabilities.

The following table sets forth the bonus target and actual cash bonuses paid to each NEO under the 2020 Bonus Plan:

	2020 Annual Base Salary Rate(1)	2020 Target Cash Bonus(1) (% of Base Salary)	2020 Target Cash Bonus Amount	2020 Actual Cash Bonus Amount ($)	2020 Actual Cash Bonus Amount (% of Target)
J. Christopher Barry	$850,000	125%	$1,062,500	$690,625	65%
Matthew K. Harbaugh	$525,000	90%	$472,500	$330,743	70%
Massimo Calafiore(2)	$420,000	75%	$265,463	$172,563	65%
Nathaniel B. Sisitsky	$390,125	60%	$234,075	$152,149	65%
Lucas Vitale	$353,600	60%	$212,160	$148,509	70%
Matthew W. Link	$533,025	90%	$479,723	$311,820	65%

(1)

Reflects annual base salary rate and target cash bonus as a percentage of base salary in effect on December 31, 2020, without regard to the voluntary reduction in compensation in light of COVID-19 discussed above.

(2)

Mr. Calafiore was promoted to the role of Executive Vice President, Global Business Units, effective October 14, 2020, and in connection with such promotion, his bonus target as a percentage of base salary was increased from 60% to 75%. The 2020 target cash bonus amount for Mr. Calafiore reflects this new bonus target, pro-rated based on his time in the new role.

2020 Long-Term Incentive Awards – Annual Grant. To directly align LTI awards with stockholder value creation while managing our burn rate and dilution, the Committee awarded 2020 LTI awards to NEOs in RSUs (50% of total target award value), PRSUs (25% of total target award value) and performance cash awards (25% of total target award value). The following table summarizes the annual 2020 LTI awards for the NEOs:

	Total 2020 LTI Target Award Value ($)(1)	RSUs(1)(2)		PRSUs(1)(2)(3)		Performance Cash(1)(4) ($)
		($)	(# of shares)	($)	(# of shares)
J. Christopher Barry	$4,500,000	$2,250,000	34,284	$1,125,000	17,142	$1,125,000
Matthew K. Harbaugh	$1,600,000	$800,000	12,190	$400,000	6,095	$400,000
Massimo Calafiore	$650,000	$325,000	4,953	$162,500	2,477	$162,500
Nathaniel B. Sisitsky	$700,000	$350,000	5,333	$175,000	2,667	$175,000
Lucas Vitale	$650,000	$325,000	4,953	$162,500	2,477	$162,500
Matthew W. Link	$1,600,000	$800,000	12,190	$400,000	6,095	$400,000

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed

47 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The 2020 RSU and PRSU awards were made pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “2014 Equity Incentive Plan”). The 2020 performance cash awards were made pursuant to the 2014 Executive Incentive Compensation Plan of NuVasive, Inc.

(2)

The annual 2020 LTI awards were granted on March 2, 2020. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($65.63 per share). Any resulting fractional share was rounded up to the nearest whole share.

(3)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0%—200% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

(4)

Reflects the target cash value, assuming all performance goals and other requirements are met. As described below, the performance cash award earned will range from 0%—200% of target based on the achievement of performance goals, with payment in cash following the conclusion of the three-year performance period.

The table below sets forth the 2020 LTI award type, purpose, performance goals and vesting terms. Each of the 2020 LTI awards described below cliff vest on March 1, 2023, subject to the NEO’s continued service with the Company, satisfaction of the applicable performance conditions, and compliance with the terms of the grant agreement.

2020 LTI Award Types

LTI Award Type	Purpose	Performance Goal	Vesting Terms

RSUs (50% of total target value)	Retain and motivate executives to drive long-term stockholder value while feeling personally invested in the business	Not applicable; time-based	Three-year cliff vest in 2023

PRSUs (25% of total target value)	Reward executives for the achievement of multi-year performance goals	Non-GAAP Operating Margin Expansion over the three year period 2020 - 2022	Three-year cliff vest in 2023 with opportunity that ranges from 0 – 200% of target

Performance Cash (25% of total target value)	Reward executives for the achievement of multi-year performance goals	Net Sales Growth over each of the three years 2020, 2021 and 2022	Three-year cliff vest in 2023 with opportunity that ranges from 0 – 200% of target

The Committee selected non-GAAP operating margin expansion and net sales growth as the performance metrics for the 2020 LTI awards because they are aligned with the Company’s operating plan and the financial objectives communicated to stockholders, which focus on above-market revenue growth while driving improved profitability. The Committee also believes that they are important drivers of long-term stockholder value creation.

Vesting and Payout of 2018 Performance-Based Long-Term Incentive Awards

In April 2018, as part of the annual LTI award, each of Messrs. Calafiore, Sisitsky, Link and Vitale was granted (i) a time-based RSU award with three-year cliff vesting, (ii) a PRSU award with a performance condition based on the Company’s improvement in non-GAAP operating margin over the three-year period ending December 31, 2020, and (iii) a performance cash award with a performance condition based on the Company’s growth in revenue over the three-year period ending December 31, 2020. For the 2018 PRSU awards and 2018 performance cash awards, attainment of the associated performance metric is measured separately for each calendar year during the three-year measurement period, with the first year weighted at 50 percent, the second year weighted at 30 percent and the third year weighted at 20 percent. The table below sets forth the performance goals and payout levels at threshold, target, and maximum for the 2018 PRSU awards and 2018 performance cash awards.

	Metric(1)	Annual Performance Goals			Annual Performance Multiplier
2018 Annual LTI Award Type		Threshold	Target	Maximum	Threshold	Target	Maximum
2018 PRSU	Annual non-GAAP operating margin basis improvement (1)	0 bps	100 bps	175 bps	0%	100%	200%
2018 Performance Cash	Annual revenue growth	+0.0%	+5.0%	+8.0%	0%	100%	200%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

48 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the Company’s performance relative to the performance conditions for the 2018 PRSU awards and 2018 performance cash awards for each of the years ended December 31, 2018, 2019 and 2020, in each case calculated in accordance with the terms of the LTI award agreements. Based on such performance, the calculated payout for the 2018 PRSU awards was 21% of target and the calculated payout for the 2018 performance cash awards was 98% of target.

2018 Annual LTI Award Type	2018 (weighted 50%)		2019 (weighted 30%)		2020 (weighted 20%)		Aggregate Payout
2018 PRSU(1)	Op Margin Improvement	Perf Mult %	Op Margin Improvement	Perf Mult %	Op Margin Improvement	Perf Mult %	Payout %
	< 0 bps	0.00%	70 bps	70%	< 0 bps	0.00%	21%
2018 Performance Cash(2)	Revenue Growth	Payout %	Revenue Growth	Payout %	Revenue Growth	Payout %	Payout %
	5.16%	105%	6.53%	151%	< 0.00%	0.00%	98%

(1)

Reflects non-GAAP operating margin improvement, measured in basis points, compared to the prior year as calculated based on the Company’s annual non-GAAP operating margin determined in accordance with the PRSU award agreement.

(2)	Reflects revenue growth, measured as a percentage, compared to the prior year as calculated based on the Company’s annual revenue determined in accordance with the performance cash award agreement.

The table below sets forth, for each of Messrs. Calafiore, Sisitsky, Vitale and Link, the award target and award payout for the PRSU awards and performance cash awards granted as part of the 2018 annual LTI awards. In accordance with the terms for the 2018 annual LTI awards, which provide for three-year cliff vesting, these awards will vest and be payable on April 30, 2021.

	2018 PRSU Award Target (# Shares)	2018 PRSU Award Payout (# Shares)	2018 Performance Cash Award Target ($)	2018 Performance Cash Award Payout ($)

Massimo Calafiore	2,350	494	$125,000	$122,500

Nathaniel B. Sisitsky	1,128	237	$60,000	$58,800

Lucas Vitale	1,527	321	$81,250	$79,625

Matthew W. Link	5,639	1,185	$300,000	$294,000

In December 2018, following Mr. Barry’s appointment as CEO and in connection with Mr. Link’s appointment to serve as the Company’s President, Strategy, Technology and Corporate Development, Mr. Link was granted a time-based RSU award with three-year cliff vesting and a performance cash award with 18-month cliff vesting subject to performance conditions based on operational goals. The performance cash award was granted with a target value of $1,250,000, and subject to vesting on June 3, 2020 with a payout range of between 0%-100% of the target value. The Committee reviewed Mr. Link’s performance relative to the goals established for the award and approved the payout of the performance cash award at 100% of target, $1,250,000.

Responsible Share Usage

As illustrated in the chart below, the Company’s annual share usage rate has remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

Annual Share Usage Rate
2016	2017	2018	2019	2020
1.85%	1.14%	1.63%	1.16%	1.08%

(1)

Share Usage Rate is defined as the ratio of the target number of shares subject to equity awards granted in the calendar year (i.e., the number of shares that would be issued at target level for performance-based equity incentives) to the weighted average shares outstanding (basic) at the end of such year.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other employees, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the

49 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

executives that are not available to our other employees. We do not provide tax gross-ups to our executives for perquisites or if excise taxes are incurred following a qualifying termination in connection with a change in control.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or employees. Our NEOs are eligible to participate in our 401(k) defined contribution plan. For all U.S. employees, including our NEOs, we provide a company matching contribution to help attract and retain top talent as well as support our employees’ retirement readiness. For 2020, we increased the Company match from up to 3.0% of compensation to up to 4.0% of compensation. In 2020, as part of an effort to control expenses during the COVID-19 pandemic, the Company temporarily suspended the 401(k) match program for all employees. The Company reinstated the 401(k) match effective for pay periods on or after January 1, 2021.

We also offer participation in a Deferred Compensation Plan, which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Eligible employees may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan, and contributions may be directed into a selection of underlying investment funds. Non-employee members of the Board may defer all or a portion of their cash retainer into the plan. None of our NEOs elected to participate in our Deferred Compensation Plan for 2020.

Our NEOs may participate in our Employee Stock Purchase Plan, which is available to all our employees, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Internal Revenue Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) that personal aspects of business travel (other than incidental meals and other expenses) be paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2020, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible employees, including our NEOs, during the first quarter of the year. The grant date for the Company’s annual LTI award is approved by the Committee well in advance of the date of grant. In the event of grants related to new hires or other off-cycle awards, the grants are generally made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines. All of our non-employee Directors, our CEO, and individuals holding a position of Vice President or higher, are subject to stock ownership guidelines, which form a part of our Corporate Governance Guidelines. The table below sets forth the 2020 stock ownership guidelines.

Stock Ownership Guidelines

Target Multiple (as a multiple of base salary or Director base retainer).	• Board Members: 5.0x • Chief Executive Officer: 5.0x • President and Executive Vice Presidents: 2.0x • Senior Vice Presidents and Vice Presidents: 1.0x

Awards that Count	• Shares owned outright • Unvested time-based RSUs • In-the-money value of vested and unvested stock options

Time to Achieve	• Within 5 years of becoming subject to the guidelines

Each of Messrs. Barry, Calafiore, Link, Sisitsky and Vitale have achieved their stock ownership target. Mr. Harbaugh, who joined the Company on January 1, 2020, has until January 1, 2025 to achieve a 2.0x stock ownership target multiple in accordance with the stock ownership guidelines.

50 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. Shares purchased through the ESPP by eligible employees, including our NEOs, must be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation cash and equity awards in the event of a material restatement of our financial statements. We believe that our strong financial controls provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Trading Controls and Anti-Hedging and Anti-Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during scheduled trading windows. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading window, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, the Company prohibits its Directors, officers and other employees from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to an employee or Director as compensation (or any designee of such employee or Director) or held, directly or indirectly by, an employee or Director. Further, the Company prohibits its Directors, officers and other employees from pledging Company securities as collateral for margin loans.

Annual Risk Assessment. The Committee oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2020, the Committee concluded that compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee pledging and hedging activities. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

Employment Letters and Consulting Agreements

Letter Agreement (J. Christopher Barry). During 2018, the Board undertook a comprehensive leadership development and succession planning process to identify the right leader to take NuVasive into the next phase of growth. After a robust and competitive process, the Board named Mr. Barry as CEO. On October 16, 2018, the Company entered into a Letter Agreement (the “Barry Agreement”) with Mr. Barry to serve as the Company’s CEO. The Barry Agreement set out certain terms of Mr. Barry’s new hire employment package, including an initial annual base salary of $800,000 and a bonus target opportunity for 2019 equal to 125% of base salary. The Barry Agreement also provided for eligibility for 2019 LTI awards with an aggregate grant date value of $4,000,000. In addition, the Barry Agreement provided for a one-time cash award of $500,000 which was payable in April 2019 and a one-time new hire LTI award with an aggregate grant date value of $4,500,000, both of which were intended to replace a portion of the value of short- and long-term incentive awards that Mr. Barry forfeited upon leaving his former employer to join the Company. The one-time new hire LTI award was granted on November 5, 2018 and was comprised of (i) $2,000,000 of RSUs subject to two-year ratable vesting on each of the first and second anniversaries of the date of grant and (ii) $2,500,000 of PRSUs subject to cliff vesting on the third anniversary of the date of grant. Upon vesting, the PRSUs will be subject to payout between 0%-100% of the target number of

51 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

shares subject thereto based on the level of year-over-year improvement in the Company’s non-GAAP diluted earnings per share (EPS) during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year. Vesting of the PRSUs and RSUs will be subject to Mr. Barry’s continued service with the Company and compliance with the terms of the grant agreements and the Company’s 2014 Equity Incentive Plan. The Barry Agreement also provides for standard relocation benefits, severance benefits, health and welfare benefits, and other benefits afforded to the Company’s employees and executives. The cash award and relocation benefits were subject to a benefits repayment obligation in the event of Mr. Barry’s voluntary termination other than for “good reason” or termination by the Company for “cause” prior to November 5, 2020. If such a termination event occurred during the first 12 months of employment, Mr. Barry would have been obligated to repay 100% of such benefits, and if such a termination event occurred during the second 12 months of employment, Mr. Barry would have been obligated to repay 50% of such benefits. The foregoing information is a summary of select terms from agreements entered into with Mr. Barry, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreement (Matthew K. Harbaugh). On December 27, 2019, the Company entered into a letter agreement (the “Harbaugh Agreement”) with Mr. Harbaugh with respect to his employment, compensation and benefits as Executive Vice President, Chief Financial Officer. Mr. Harbaugh’s initial base salary was set at $525,000 annually, with eligibility to receive an annual bonus payment for 2020 at a target level of $472,500 (90% of base salary). Mr. Harbaugh received a one-time LTI award, granted on January 2, 2020, comprised of RSUs with an aggregate grant date value of $100,000 and subject to cliff vesting on January 1, 2023. The Harbaugh Agreement also provided that Mr. Harbaugh would be eligible for a 2020 annual LTI award with a grant date target value of $1,600,000. The Harbaugh Agreement also provides for other health, welfare, relocation and financial benefits provided to Company executives, including participation in the Company’s Amended and Restated Executive Severance Plan. The foregoing information is a summary of select terms from agreements entered into with Mr. Harbaugh, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreement (Massimo Calafiore). On October 14, 2020, the Company entered into a letter agreement (the “Calafiore Agreement”) with Mr. Calafiore in connection with his promotion to the role of Executive Vice President, Global Business Units. Through October 14, 2020, Mr. Calafiore served as the Company’s Senior Vice President, Spine Business Unit. The Calafiore Agreement provides that Mr. Calafiore’s base salary would remain $420,000 per year for the remainder of 2020 (subject to review in 2021), but that his target bonus opportunity would be increased from 60% of base salary to 75% of base salary (with Mr. Calafiore’s bonus opportunity for 2020 pro-rated based on the length of time in each role). In addition, the Calafiore Agreement provides that for 2021, Mr. Calafiore’s annual LTI award target would be $900,000, compared to $650,000 for 2020. The Calafiore Agreement also provides for continued eligibility for other Company benefits, including increased change in control benefits as an Executive Vice President, as discussed further below. The foregoing information is a summary of select terms from agreements entered into with Mr. Calafiore, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreements; Consulting Agreement (Matthew W. Link). On October 17, 2018, the Company entered into a letter agreement (the “Link Agreement”) with Mr. Link to serve as the Company’s President, Strategy, Technology and Corporate Development. The Link Agreement provided that Mr. Link’s base salary would be $500,000 per year and that Mr. Link would be eligible to participate in the Company’s annual bonus plan with a target bonus opportunity of 90% of base salary. Mr. Link received a one-time LTI award, granted on December 3, 2018, with an aggregate grant date value of $2,500,000, comprised of (i) $1,250,000 of time-based RSUs subject to cliff vesting on the third anniversary of the date of grant, and (ii) $1,250,000 of performance cash awards subject to cliff vesting on the 18-month anniversary of the date of grant. Upon vesting, the performance cash awards were subject to payout between 0%-100% of target based on the level of achievement of performance conditions related to certain operational goals, as discussed above. The Link Agreement also provided for continued eligibility for grants of LTI awards and other Company benefits. The Link Agreement was not amended when Mr. Link assumed the role of President in January 2019.

52 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

On October 14, 2020, the Company announced a new organizational structure that included changes to its commercial and business unit structure. Under the new organizational structure, the role of President, which had oversight responsibilities for the commercial organization and the Company’s business units, was eliminated. On October 13, 2020, the Company entered into a new letter agreement (the “2020 Link Agreement”) with Mr. Link with respect to his transition from the role of President. The 2020 Link Agreement set forth the terms of Mr. Link’s transition from the role of President effective October 13, 2020, and his continued employment with the Company in an advisory role through December 31, 2020 to assist with the transition of responsibilities. Through December 31, 2020, Mr. Link continued to be paid salary at his current rate (which, after the executive compensation reductions related to the COVID-19 pandemic, was $453,071 annually) and remained eligible for all Company health, welfare and other benefits. Effective December 31, 2020, in accordance with the Company’s Amended and Restated Executive Severance Plan, Mr. Link was eligible to receive, in exchange for a general release of claims against the Company, the payment of (i) 12 months of annual base salary, (ii) an annual performance bonus for the year ended December 31, 2020, payable in March 2021 at the lesser of target or Board-approved performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services. The Company also entered into a general consulting and services agreement (the “Link Consulting Agreement”) with Mr. Link, which establishes the terms of his engagement as a consultant. The Link Consulting Agreement provides that Mr. Link will provide consulting services to the Company from January 1, 2021 through March 31, 2021, for which he will receive monthly compensation of $20,000.

On October 13, 2020, Mr. Link also entered into an amendment to his existing Propriety Information, Inventions Assignment and Restrictive Covenant Agreement with the Company (the “Amended PIIA”), which provides that certain restrictive covenants, including non-competition and non-solicitation restrictions, shall continue through December 31, 2022. The Amended PIIA is intended to comply with, and be enforceable under, applicable California law. In consideration for entering into the Amended PIIA, the Company agreed to modify the terms of certain LTI awards previously granted to Mr. Link. Mr. Link’s RSU awards, PRSU awards and performance cash awards that are subject to vesting during the two-year period ending December 31, 2022, were modified such that any and all service vesting conditions for such awards for such period are waived; provided, however, that such awards shall remain subject to and conditioned on satisfaction of any and all applicable financial performance conditions and the Amended PIIA and such modification shall not shorten any performance period applicable to such awards or accelerate the settlement date of any such awards prior to the end of the performance period. Mr. Link agreed to deposit any shares and cash issuable upon vesting of such LTI awards into an escrow account to secure his obligations under the Amended PIIA, which will be released to Mr. Link at the end of the restricted period subject to his compliance with the terms of the Amended PIIA.

Executive Severance Plan

The Company maintains the NuVasive, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), which is designed to cover the CEO and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan), including in the event of a position elimination. Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives other than our CEO consist of customary outplacement assistance and a cash payment equal to the sum of (i) the executive’s annual base salary and (ii) the after-tax cost of health benefits for a period of one year from the date of termination of employment. Severance benefits also include a pro-rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on the lesser of his/her annual incentive bonus target for the year in which the termination of employment occurs or actual performance for the relevant performance period. The Executive Severance Plan provides benefits specific to the CEO that include customary outplacement assistance and a cash severance payment equal to the sum of: (i) two times the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the

53 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

termination of employment occurs and (ii) the after-tax cost of health benefits for a period of two years from the date of termination of employment. Severance benefits also include a pro rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on actual performance for the relevant performance period. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of different potential employment termination events are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Change in Control Arrangements

We believe that severance protection for our executives following a change in control provides several important benefits to us:

•	It permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere;

•

Change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption; and

•

Change in control protections encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our stockholders, even one that would vest control of the Company in a third party.

The Company has entered into a change in control agreement (the “Change in Control Agreement”) with the CEO and the Company’s other NEOs (as well as certain other executives as designated by the Committee).

The Change in Control Agreement requires a “double-trigger” for the executive to be eligible for benefits under the agreement. First, there must be a change in control of the Company (as defined in the Change in Control Agreement). Second, the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreement) or by the executive for good reason (as defined in the Change in Control Agreement) either in contemplation of the change in control or within a period of 24 months following the change in control.

The benefits for the NEOs under the Change in Control Agreement consist of (i) a lump-sum cash severance payment; (ii) full vesting of all Company equity and LTI awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of 24 months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model). As of December 31, 2020, the Change in Control Agreement with each of Messrs. Barry, Calafiore, Harbaugh and Link provided for lump-sum cash severance payments equal to the sum of (A) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment. For Messrs. Sisitsky and Vitale, the lump-sum cash severance payment is equal to the sum of

54 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

(A) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (C) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment.

The specific amounts of compensation, if any, payable to each applicable NEO upon a qualifying termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Effect of Tax and Accounting Considerations on Compensation Design

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), historically limited the deductibility by the Company of compensation paid to certain executive officers that did not qualify as “performance-based” to more than $1,000,000 paid in any one year. As a result of the U.S federal tax law reforms adopted in December 2017, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) (or comparable provisions of state and local tax codes) in fact will.

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by NuVasive for tax purposes. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) and comparable provisions of state and local tax codes if it determines that such modifications are consistent with NuVasive’s business needs.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Daniel J. Wolterman (Chairperson)

Robert F. Friel

Donald J. Rosenberg, Esq.

Siddhartha C. Kadia, Ph.D.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2020, the following individuals served as members of the Compensation Committee: Daniel J. Wolterman (Chairperson), Robert F. Friel, Donald J. Rosenberg, Esq. and R. Scott Huennekens. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2020.

55 NuVasive, Inc. | 2021 Proxy Statement | COMPENSATION DISCUSSION AND ANALYSIS

2021 Annual Meeting of Stockholders	Executive Compensation

In this section of the Proxy Statement, we provide tabular disclosure regarding the compensation of our Named Executive Officers (“NEOs”), including information regarding their equity awards and potential payments they could receive upon termination of employment or upon a change in control of NuVasive. We also include below information about the ratio of CEO compensation to the compensation of our “median employee”.

2020 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2020, 2019 and 2018, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and Principal Position(1)	Year	Salary($)	Bonus ($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation(3)($)	All Other Compensation(4)($)	Total(5) ($)

J. Christopher Barry(6)	2020	$735,462	—	$3,375,088	$690,625	$17,831	$4,819,006
CEO	2019	$800,000	—	$3,000,024	$1,500,000	$125,411	$5,425,435
	2018	$92,308	$500,000	$4,500,086	—	$23,880	$5,116,273

Matthew K. Harbaugh(7)	2020	$476,336	—	$1,300,057	$330,743	$209,477	$2,316,613
EVP, CFO

Massimo Calafiore(8)	2020	$423,231	$215,000	$487,631	$295,063	$9,622	$1,430,547
EVP, Global Business Units

Nathaniel B. Sisitsky(9)	2020	$364,825	—	$525,040	$210,949	$19,162	$1,119,976
SVP, General Counsel	2019	$372,212	—	$450,003	$301,597	$12,749	$1,136,561
Lucas Vitale(10)	2020	$330,668	—	$487,631	$228,134	$17,164	$1,063,597
SVP, CHRO

Matthew W. Link(11)	2020	$480,983	—	$2,067,348	$1,855,820	$19,491	$4,423,642
President (through Oct. 13)	2019	$512,116	—	$1,125,038	$621,093	$11,817	$2,270,064
	2018	$500,000	—	$2,150,150	$189,000	$13,062	$2,852,211

(1)

As discussed above in the Compensation Discussion and Analysis (“CD&A”), Mr. Link ceased to serve as an executive officer as of October 13, 2020 in connection with his transition from the role of President, and Mr. Calafiore was designated as an executive officer as of October 14, 2020 in connection with his promotion to the role of SVP, Global Business Units.

(2)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. The amounts listed represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. As described in the CD&A under the heading “2020 Long-Term Incentive Awards – Annual Grant,” each NEO received an annual long-term incentive (“LTI”) award comprised 50% of RSUs, 25% PRSUs and 25% performance cash awards. The PRSU values included above are based on the target number of shares subject to the PRSU awards. If the highest level of performance conditions are achieved, the PRSU values based on the maximum number of shares issuable to each NEO for 2020 are as follows: Mr. Barry – $2,250,059, Mr. Harbaugh – $800,030, Mr. Calafiore – $325,131, Mr. Sisitsky – $350,070, Mr. Vitale – $325,131, and Mr. Link – $800,030. For more information on how stock awards are valued, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2021.

(3)

Amounts in this column reflect cash bonuses paid under the Annual Performance Bonus Plan. In addition, for 2020, amounts include payments earned pursuant to performance cash awards granted on April 30, 2018 and subject to vesting and payment on April 30, 2021 based on performance relative to revenue growth targets for

56 NuVasive, Inc. | 2021 Proxy Statement | EXECUTIVE COMPENSATION

2018-2020, as follows: Mr. Calafiore – $122,500, Mr. Sisitsky – $58,800, Mr. Vitale – $79,625, and Mr. Link – $294,000. For Mr. Link, 2020 also includes $1,250,000 earned pursuant to a performance cash award granted on December 3, 2018 and subject to vesting and payment on June 3, 2020 based on performance relative to achievement of performance conditions related to certain operational goals.

(4)

Amounts in this column represent matching contributions to our 401(k) plan and health savings accounts made on behalf of our NEOs, group term life insurance premiums, tax reimbursements associated with health benefits, financial and tax planning services, and other compensation described below in these footnotes.

(5)	Amounts in this column may not equal the sum of the amounts in each other column due to rounding.

(6)

For Mr. Barry, who joined NuVasive on November 5, 2018, Bonus in 2018 reflects a new hire cash award equal to $500,000 that was paid in April 2019. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2020 for Mr. Barry includes $371 in non-taxable benefits related to spousal travel to attend business functions.

(7)	Mr. Harbaugh joined NuVasive on January 1, 2020. In addition to the items noted in footnote 5 above, “All Other Compensation” in 2020 for Mr. Harbaugh includes $194,764 in taxable relocation benefits.

(8)

Mr. Calafiore was not a named executive officer prior to 2020. For Mr. Calafiore, Bonus in 2020 reflects a bonus award granted to Mr. Calafiore in 2017 that was earned and paid in May 2020. The bonus award was granted as part of Mr. Calafiore’s new hire package when he joined the Company in 2017. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2020 for Mr. Calafiore includes $2,200 for annual physical examination expenses.

(9)

Mr. Sisitsky was not a named executive officer prior to 2019. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2020 for Mr. Sisitsky includes $2,200 for annual physical examination expenses.

(10)	Mr. Vitale was not a named executive officer prior to 2020.

(11)

Amounts for Stock Awards includes incremental compensation expense of $867,303 recorded by the Company in connection with modifications of certain equity-based awards previously granted to Mr. Link. As discussed above in the CD&A, the Company modified Mr. Link’s RSU awards, PRSU awards and performance cash awards that are subject to vesting during the two-year period ending December 31, 2022, such that any and all service vesting conditions for such awards for such period are waived. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2020 for Mr. Link includes $2,200 for annual physical examination expenses. Following Mr. Link’s termination of employment, effective December 31, 2020, he is eligible for benefits in accordance with the Company’s Amended and Restated Executive Severance Plan, which are summarized below in the “Potential Payments Upon Termination or Change in Control” table for Mr. Link.

CEO Pay Ratio

Under rules promulgated by the SEC, companies are required to disclose the ratio of CEO compensation to the compensation of their “median employee”. As permitted by SEC rules, we identified our median employee using “annualized cash compensation,” which includes:

•	annualized base pay (which was calculated for both hourly or salaried employee based on the employee’s standard annual work hours, determined as of our December 31, 2020 determination date),

•	annualized target cash incentives (excluding commissions), and

•	actual commissions earned in 2020.

As we do not employ a material seasonal workforce only employees employed on the determination date are used to determine the median employee. Additionally, for annualized base pay and annualized target cash incentives, only the values in effect as of the determination date are utilized to determine the median employee. We do not believe this assumption has a material impact on the median employee identified or the resulting CEO pay ratio. For all compensation paid in currencies other than the U.S. Dollar, all values were converted to the U.S. Dollar using foreign currency exchange rates on December 31, 2020.

After identifying our median employee, we then calculated compensation for such median employee using the same methodology used to calculate compensation for our NEOs as reported in the 2020 Summary Compensation Table (the “SCT”) on page 56. On the SCT basis, the annual total compensation for the median employee for the 2020 fiscal year was $79,599. The median employee identified did not receive any stock-based compensation during the 2020 fiscal year.

•	The CEO’s annual total compensation for 2020, calculated as discussed above, was $4,819,006.

•	The resulting ratio of CEO pay to NuVasive’s median employee pay is 61:1.

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Grants of Plan-Based Awards for 2020

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2020.

Name	Grant Date	Grant Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
			Threshold($)		Target($)		Maximum($)		Threshold(#)	Target(#)	Maximum(#)

J. Christopher Barry
- 2020 Annual Performance Bonus	—	—	$265,625	(4)	$1,062,500	(5)	$2,125,000	(6)	—	—	—	—	—
- 2020 Performance Cash(7)	3/2/2020	2/5/2020	$112,503		$1,125,029		$2,250,059		—	—	—	—	—
- 2020 Performance RSUs(8)	3/2/2020	2/5/2020	—		—		—		171	17,142	34,284	—	$1,125,029
- 2020 RSUs(9)	3/2/2020	2/5/2020	—		—		—		—	—	—	34,284	$2,250,059

Matthew K. Harbaugh
- 2020 Annual Performance Bonus	—	—	$118,125	(4)	$472,500	(5)	$945,000	(6)	—	—	—	—	—
- 2020 Performance Cash(7)	3/2/2020	2/5/2020	$40,001		$400,015		$800,030		—	—	—	—	—
- 2020 Performance RSUs(8)	3/2/2020	2/5/2020	—		—		—		61	6,095	12,190	—	$400,015
- 2020 RSUs(9)	3/2/2020	2/5/2020	—		—		—		—	—	—	12,190	$800,030
- 2020 RSUs (new hire)(10)	1/2/2020	12/27/2019	—		—		—		—	—	—	1,286	$100,012

Massimo Calafiore
- 2020 Annual Performance Bonus	—	—	$66,366	(4)	$265,463	(5)	$530,926	(6)	—	—	—	—	—
- 2020 Performance Cash(7)	3/2/2020	2/5/2020	$16,257		$162,566		$325,131		—	—	—	—	—
- 2020 Performance RSUs(8)	3/2/2020	2/5/2020	—		—		—		25	2,477	4,954	—	$162,566
- 2020 RSUs(9)	3/2/2020	2/5/2020	—		—		—		—	—	—	4,953	$325,065

Nathaniel B. Sisitsky
- 2020 Annual Performance Bonus	—	—	$58,519	(4)	$234,075	(5)	$468,150	(6)	—	—	—	—	—
- 2020 Performance Cash(7)	3/2/2020	2/5/2020	$17,504		$175,035		$350,070		—	—	—	—	—
- 2020 Performance RSUs(8)	3/2/2020	2/5/2020	—		—		—		27	2,667	5,334	—	$175,035
- 2020 RSUs(9)	3/2/2020	2/5/2020	—		—		—		—	—	—	5,333	$350,005

Lucas Vitale
- 2020 Annual Performance Bonus	—	—	$53,040	(4)	$212,160	(5)	$424,320	(6)	—	—	—	—	—
- 2020 Performance Cash(7)	3/2/2020	2/5/2020	$16,257		$162,566		$325,131		—	—	—	—	—
- 2020 Performance RSUs(8)	3/2/2020	2/5/2020	—		—		—		25	2,477	4,954	—	$162,566
- 2020 RSUs(9)	3/2/2020	2/5/2020	—		—		—		—	—	—	4,953	$325,065

Matthew W. Link
- 2020 Annual Performance Bonus	—	—	$119,931	(4)	$479,723	(5)	$959,445	(6)	—	—	—	—	—
- 2020 Performance Cash(7)	3/2/2020	2/5/2020	$40,001		$400,015		$800,030		—	—	—	—	—
- 2020 Performance RSUs(8)	3/2/2020	2/5/2020	—		—		—		61	6,095	12,190	—	$400,015
- 2020 RSUs(9)	3/2/2020	2/5/2020	—		—		—		—	—	—	12,190	$800,030

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2020 Annual Performance Bonus reflects potential cash payments under the 2020 Annual Performance Bonus Plan;

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the amounts actually paid to our NEOs for 2020 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” 2020 Performance Cash reflects potential cash payments under performance cash awards granted as part of the 2020 annual LTI award, which cliff vest in 2023; no amounts were paid to our NEOs with respect to these awards for 2020.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in the CD&A under the heading “2020 Long-Term Incentive Awards—Annual Grant.” As described in the CD&A, each NEO received an annual LTI award comprised 50% of RSUs, 25% PRSUs and 25% performance cash awards.

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2021.

(4)

The 2020 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2020. The Threshold payment is based upon 97% achievement of the revenue goal and failing to achieve at least 98.8% of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs’ individual goals were achieved, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(5)

The 2020 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2020. The Target payment is set as a percentage of the NEOs’ salary as discussed in the CD&A under the heading “2020 Annual Performance Bonus.”

(6)

The 2020 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2020. The Maximum payment is based upon 103.8% or greater achievement of the revenue goal and 106.2% or greater achievement of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective Target payment.

(7)

The Performance Cash awards granted as part of the 2020 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year revenue growth during the three-year performance period ending as of December 31, 2022, with cliff vesting in 2023. The Threshold payment is based upon 0.05% revenue growth each year from 2020 to 2022 compared to the prior year’s revenue; under this scenario, our NEOs would earn 1% of their respective Target grant of Performance Cash awards. The Target payment is based upon 5% revenue growth each year from 2020 to 2022 compared to the prior year’s revenue; under this scenario, our NEOs would earn 100% of their respective Target grant of Performance Cash awards. The Maximum payment is based upon 8% revenue growth or greater each year from 2020 to 2022 compared to the prior year’s revenue; under this scenario, our NEOs would earn 200% of their respective Target grant of Performance Cash awards. If minimum performance levels are not achieved, payout could be zero.

(8)

The Performance RSUs granted as part of the 2020 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of improvement in non-GAAP operating margin during the three-year performance period ending as of December 31, 2022, with cliff vesting in 2023. The Threshold is based upon 1.5 basis points of improvement in non-GAAP operating margin compared to the 2019 baseline; under this scenario, our NEOs would earn 1% of their respective Target grant of PRSUs. The Target is based upon 150 basis points of improvement in non-GAAP operating margin compared to the 2019 baseline; under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs. The Maximum is based on 300 basis points or greater improvement in non-GAAP operating compared to the 2019 baseline; under this scenario, our NEOs would earn 200% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(9)	The RSUs granted as part of the 2020 annual LTI award to our NEOs and other executive officers are subject to time-based vesting, with cliff vesting on March 1, 2023.

(10)	RSU awards subject to time-based vesting, with cliff vesting on January 1, 2023.

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Outstanding Equity Awards at December 31, 2020

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2020.

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

J. Christopher Barry	—	—	—	—	68,484(3)	$3,857,704	79,102(4)	$4,455,816

Matthew K. Harbaugh	—	—	—	—	13,476(5)	$759,103	6,095(6)	$343,331

Massimo Calafiore	—	—	—	—	16,629(7)	$936,712	7,606(8)	$428,446

Nathaniel B. Sisitsky	—	—	—	—	12,719(9)	$716,461	6,360(10)	$358,259

Lucas Vitale	—	—	—	—	13,137(11)	$740,007	6,569(12)	$370,032

Matthew W. Link	—	—	—	—	56,357(13)	$3,174,590	18,147(14)	$1,022,221

(1)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

(2)

Computed by multiplying the number of shares underlying an RSU award or the target number of shares underlying a PRSU award by $56.33, the closing market price of our common stock on December 31, 2020.

(3)

Represents RSUs, as follows: (i) 34,200 RSUs granted on March 1, 2019, which are subject to time-based vesting and will fully vest on March 1, 2022; and (ii) 34,284 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023.

(4)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 44,860 PRSUs granted on November 5, 2018, which are subject to vesting on November 5, 2021, subject to performance conditions during the three-year performance period ending as of September 30, 2021; (ii) 17,100 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021; and (iii) 17,142 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022.

(5)

Represents RSUs, as follows: (i) 1,286 RSUs granted on January 2, 2020, which are subject to vesting on January 1, 2023; and (ii) 12,190 RSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023.

(6)	Represents 6,095 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022.

(7)

Represents RSUs, as follows: (i) 4,699 RSUs granted on April 30, 2018, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on April 30, 2021; (ii) 1,419 RSUs granted on September 4, 2018, which are subject to time-based vesting on September 1, 2021; (iii) 5,558 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022; and (iv) 4,953 RSUs granted on March 2, 2020, which are subject to time-based vesting on March 1, 2023.

(8)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 2,779 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021; and (ii) 2,477 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. Also includes 2,350 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. As of December 31, 2020, the performance conditions had not yet been certified for these PRSUs. On February 10, 2021, the Committee certified performance for these PRSUs as to 21% of target. Accordingly, these PRSUs will vest as to 494 shares on April 30, 2021.

(9)

Represents RSUs, as follows: (i) 2,256 RSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021; (ii) 5,130 RSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022; and (iii) 5,333 RSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023.

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(10)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 2,565 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021; and (ii) 2,667 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. Also includes 1,128 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. As of December 31, 2020, the performance conditions had not yet been certified for these PRSUs. On February 10, 2021, the Committee certified performance for these PRSUs as to 21% of target. Accordingly, these PRSUs will vest as to 237 shares on April 30, 2021.

(11)

Represents RSUs, as follows: (i) 3,054 RSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021; (ii) 5,130 RSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022; and (iii) 4,953 RSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023.

(12)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 2,565 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021; and (ii) 2,477 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. Also includes 1,527 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. As of December 31, 2020, the performance conditions had not yet been certified for these PRSUs. On February 10, 2021, the Committee certified performance for these PRSUs as to 21% of target. Accordingly, these PRSUs will vest as to 321 shares on April 30, 2021.

(13)

Represents RSUs, as follows: (i) 11,277 RSUs granted on April 30, 2018, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on April 30, 2021; (ii) 20,065 RSUs granted on December 3, 2018, which are subject to vesting on December 3, 2021; (iii) 12,825 RSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022; and (iv) 12,190 RSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023.

(14)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 6,413 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021; and (ii) 6,095 PRSUs granted on March 2, 2020, which are subject to vesting on March 1, 2023, subject to performance conditions over fiscal years 2020-2022. Also includes 5,639 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. As of December 31, 2020, the performance conditions had not yet been certified for these PRSUs. On February 10, 2021, the Committee certified performance for these PRSUs as to 21% of target. Accordingly, these PRSUs will vest as to 1,185 shares on April 30, 2021.

2020 Option Exercises and Stock Vested

The following table sets forth information regarding RSUs and PRSUs that vested during the fiscal year ended December 31, 2020. No options were exercised during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

J. Christopher Barry	—	—	17,944	$801,738

Matthew K. Harbaugh	—	—	—	—

Massimo Calafiore	—	—	3,906	$240,219

Nathaniel B. Sisitsky	—	—	1,586	$104,375

Lucas Vitale	—	—	2,038	$130,774

Matthew W. Link	—	—	7,929	$521,807

(1)	The value realized on vesting is determined by multiplying (i) the number of shares that vested during 2020, times (ii) the closing price of our common stock on Nasdaq on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual

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amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For purposes of the tables below, an effective date of December 31, 2020 was used and the target award amount was used for performance-based awards with performance periods not yet completed.

The following table describes the potential payments upon termination of employment or change in control of NuVasive for J. Christopher Barry, NuVasive’s Chief Executive Officer, assuming an effective date of December 31, 2020:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)

Cash Severance	—	$4,887,500	(3)	—		$8,450,044	(4)

LTI Award Acceleration	—	—		$10,438,519	(5)	$10,438,519	(5)

Health Benefits (6)	—	$88,359		—		$88,359

Outplacement Services	—	$25,000		—		—

Total:	—	$5,000,859		$10,438,519		$18,976,923

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $850,000 with annual incentive opportunity equal to 125% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Barry for “good reason”, in each case within two years of a change in control.

(3)

As the CEO, Mr. Barry is eligible to receive a severance benefit equal to two times the sum of his annual base salary and target annual bonus, plus an additional amount with respect to the annual bonus for year of termination, payable based on actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the applicable prior LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $56.33 per share (the closing price on December 31, 2020). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Barry may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Matthew K. Harbaugh, NuVasive’s Executive Vice President, Chief Financial Officer, assuming an effective date of December 31, 2020.

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)

Cash Severance	—	$997,500	(3)	—		$3,267,522	(4)

LTI Award Acceleration	—	—		$1,502,434	(5)	$1,502,434	(5)

Health Benefits (6)	—	$43,385	(6)	—		$88,504	(7)

Outplacement Services	—	$25,000		—		—
Total:	—	$1,065,885		$1,502,434		$4,858,461

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $525,000 with annual incentive opportunity equal to 90% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Harbaugh for “good reason”, in each case within two years of a change in control.

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(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $56.33 per share (the closing price on December 31, 2020). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Harbaugh may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Massimo Calafiore, NuVasive’s Executive Vice President, Global Business Units, assuming an effective date of December 31, 2020:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)

Cash Severance	—	$735,000	(3)	—		$2,110,065	(4)

LTI Award Acceleration	—	—		$1,815,158	(5)	$1,815,158	(5)

Health Benefits	—	$37,079	(6)	—		$75,640	(7)

Outplacement Services	—	$25,000		—		—
Total:	—	$797,079		$1,502,434		$4,000,863

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $420,000 with annual incentive opportunity equal to 75% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Calafiore for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $56.33 per share (the closing price on December 31, 2020). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Calafiore may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

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The following table describes the potential payments upon termination or change in control of NuVasive for Nathaniel B. Sisitsky, Esq., NuVasive’s Senior Vice President, General Counsel and Corporate Secretary, assuming an effective date of December 31, 2020:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)

Cash Severance	—	$624,200	(3)	—		$1,338,938	(4)

LTI Award Acceleration	—	—		$1,459,720	(5)	$1,459,720	(5)

Health Benefits	—	$36,695	(6)	—		$74,858	(7)

Outplacement Services	—	$25,000		—		—

Total:	—	$685,895		$1,459,720		$2,873,516

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $390,125 with annual incentive opportunity equal to 60% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Sisitsky for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $56.33 per share (the closing price on December 31, 2020). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Sisitsky may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Lucas Vitale, NuVasive’s Senior Vice President, Chief Human Resources Officer, assuming an effective date of December 31, 2020:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)

Cash Severance	—	$565,760	(3)	—		$1,213,800	(4)

LTI Award Acceleration	—	—		$1,503,789	(5)	$1,503,789	(5)

Health Benefits	—	$28,550	(6)	—		$58,243	(7)

Outplacement Services	—	$25,000		—		—

Total:	—	$619,310		$1,503,789		$2,775,832

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $353,600 with annual incentive opportunity equal to 60% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Vitale for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

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(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $56.33 per share (the closing price on December 31, 2020). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Vitale may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the actual amounts payable to Matthew W. Link, NuVasive’s President (through October 13, 2020), in connection with the termination of his employment effective December 31, 2020. Following his transition from the role of President, Mr. Link served as an employee in an advisory role from October 14, 2020 through December 31, 2020, and he received severance benefits in accordance with the Company’s Executive Severance Plan following the termination of his employment.

Executive Benefits and Payments Upon Termination (1)	Benefits and Payments

Cash Severance	$844,845	(1)

LTI Award Acceleration	— (2)

Health Benefits	$42,909	(3)

Outplacement Services	$15,000	(4)

Total:	$902,754

(1)

Reflects a severance benefit equal to one times Mr. Link’s annual base salary ($533,025) plus the amount of Mr. Link’s 2020 Bonus Plan payout ($311,820). Mr. Link’s base salary will be paid over a period of one year following the termination of his employment. Mr. Link received his 2020 Bonus Plan payout in March 2021.

(2)

In connection with Mr. Link’s departure from the Company as of December 31, 2020 the Company modified Mr. Link’s outstanding long-term incentive awards that had not vested as of such date, such that any and all service vesting conditions for such awards were waived. All of Mr. Link’s outstanding awards remain subject to and conditioned on satisfaction of any and all applicable performance conditions and such modification did not shorten any performance period applicable to such awards or accelerate the settlement date of any such awards prior to the end of the performance period. These LTI awards are subject to accelerated vesting and payment upon a change in control of the Company. If such an event had occurred on December 31, 2020, assuming performance-based awards are paid out at target, it would have resulted in the acceleration of vesting and payment of RSU, PRSU and performance cash awards with an aggregate value of $3,841,816 (based on a Company stock price of $56.33 per share, the closing price on December 31, 2020). Mr. Link may also hold additional shares of Company stock.

(3)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(4)	Mr. Link is eligible to receive outplacement services up to a total cost of $15,000. Mr. Link may not receive cash or other severance benefits in lieu of outplacement services.

65 NuVasive, Inc. | 2021 Proxy Statement | EXECUTIVE COMPENSATION

2021 Annual Meeting of Stockholders	Director Compensation

In this section of the Proxy Statement, we discuss the compensation program and compensation paid to our Board of Directors.

Director Compensation Overview

NuVasive’s standard Director compensation program for non-employee Directors includes cash retainers (paid quarterly) and an annual equity award, as set forth below.

Annual Cash Retainer
Board Member Retainer	$70,000
Board Chair*	$125,000
Lead Independent Director*	$25,000
Audit Committee Chair*	$20,000
Compensation Committee Chair*	$20,000
Nominating, Corporate Governance and Compliance Committee Chair*	$10,000

Annual Equity Award
Time-Based Restricted Stock Units	$190,000

*	Lead Independent Director, Committee Chair and Board Chair retainers are in addition to the other retainers.

Cash Retainers. During 2020, we paid our Directors a cash retainer for their service as a Board member, plus additional retainers for service as Lead Independent Director or Chair of a Board Committee. As discussed further below, in 2020 the Board amended its non-employee Director compensation program to also include a retainer payable to the Board Chair, commencing with the quarter ended June 30, 2020. Non-employee Directors may defer all or a portion of their cash retainer into NuVasive’s Deferred Compensation Plan, a non-qualified defined contribution plan.

In April 2020, our Directors voluntarily agreed to forego their cash retainers for the quarter ended June 30, 2020, in light of the COVID-19 pandemic and its potential impact on the Company’s business and industry. This action, together with voluntary pay reductions for the Company’s executive officers (as discussed above in the CD&A), was taken because the Board believed it would provide an early signal to the Company’s workforce of the leadership team’s personal commitment to share the financial burden facing the organization.

In 2020, the Board amended its non-employee Director compensation program to include a retainer payable to the Board Chair in the amount of $125,000 annually, commencing with the quarter ended June 30, 2020. Historically, the role of the Board Chair was held by the Chief Executive Officer. In 2018, in connection with the hiring of Mr. Barry to succeed Mr. Lucier as Chief Executive Officer, the Board separated the roles of Chief Executive Officer and Board Chair, and appointed Mr. Lucier as Board Chair. As discussed below, during 2019 and through May 31, 2020, the Company engaged Mr. Lucier as a consultant, for which he received compensation in the amount of $600,000 for 2019 and $125,000 for 2020. The Board did not create a separate retainer for Mr. Lucier for the performance of his duties as Board Chair. Following Mr. Lucier’s re-election to the Board in May 2020, and Board approval of his continued service as Board Chair, the Board determined to amend its non-employee Director compensation program to include a retainer for the Board Chair. Based on an analysis prepared by the Compensation Committee’s independent compensation consultant, the Compensation Committee recommended that the Board approve an annual

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cash retainer for the Board Chair in the amount of $125,000. As the retainer commenced with the quarter ended June 30, 2020, Mr. Lucier received $93,750 for the Board Chair retainer in 2020.

Equity Awards. The compensation program for non-employee Directors includes an annual RSU award (with one-year cliff vesting), which is designed to align with each year of service on the Board. For continuing non-employee Directors, the annual RSU award is granted on the date of the annual meeting of stockholders. For newly-elected non-employee Directors, the annual RSU award is granted upon election to the Board, with a grant value pro-rated based on length of service prior to the next annual meeting of stockholders. In each case, the annual RSU award will vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders.

In order to remain competitive with the peer group median for non-employee Director compensation, the Board approved an increase in the annual RSU grant values for Company non-employee Directors for 2020. Based on an analysis prepared by the Compensation Committee’s independent compensation consultant, the Compensation Committee recommended that the Board approve an increase in the annual RSU grant value from $160,000 to $190,000. The Board approved the increase in November 2019, effective with the RSUs to be granted to non-employee Directors on the date of the 2020 Annual Meeting of Stockholders. All RSU awards granted to non-employee Directors are settled upon the earlier of (i) the Director’s separation from service within the meaning of IRS Code Section 409A (as defined in the equity plan governing the RSU), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of IRS Code Section 409A; provided, however, that, the Directors have the option to make a deferral election for settlement of each RSU award on an earlier, specified date (no sooner than the vesting date).

Under our Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee Directors. Each non-employee Director is required to achieve this ownership guideline within five years of becoming a non-employee Director.

Agreements with Gregory T. Lucier. In addition to the Director compensation payable under the Director compensation program for non-employee Directors, Mr. Lucier also received compensation during 2020 for his services as a consultant. In connection with the appointment of Mr. Barry to succeed Mr. Lucier as CEO, the Company entered into a general consulting and services agreement with Mr. Lucier, dated October 16, 2018. The consulting package for Mr. Lucier was developed based on advice received from the Compensation Committee’s independent compensation consultant to compensate Mr. Lucier for assisting with the transition of his CEO responsibilities to Mr. Barry, and provided that Mr. Lucier would provide consulting services through May 31, 2020. Under the consulting agreement, Mr. Lucier received compensation of $600,000 for 2019 and $125,000 for 2020. As a consultant, Mr. Lucier was not eligible for severance benefits, and was not treated as an employee for purposes of any health and welfare benefits, and other benefits afforded to the Company’s employees and executives.

In addition to the general consulting and services agreement, on October 16, 2018, Mr. Lucier also entered into an amendment of his employment letter dated May 22, 2015 (the “Lucier Amendment”). The Lucier Amendment specified that Mr. Lucier’s service as a consultant (as well as his service as a Director) would be recognized and credited as continued service under the Company’s 2014 Equity Incentive Plan and 2014 Executive Incentive Compensation Plan, such that Mr. Lucier’s outstanding LTI awards will remain outstanding and continue to vest in accordance with their terms. This included the PRSU award granted to Mr. Lucier in 2015 as a 1:1 share match, based on the number of shares purchased by Mr. Lucier and held through the five-year performance period ending May 22, 2020 (the “Matching PRSU Award”). Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate of approximately $5,000,000 for purposes of the Matching PRSU Award. The PRSUs were granted based on a target number of shares (112,491 shares) and were subject to vesting if (i) the Company’s per share stock price achieved certain share price hurdles that ranged from $70—$100 per share at the end of the five-year performance period and (ii) Mr. Lucier held such purchased shares for the duration of the five-year period. As the share price hurdles for the award were not met, the Matching PRSU Award did not vest and terminated in accordance with its terms. If Mr. Lucier’s service as a Director terminates because he is not nominated for re-election, he

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stands for re-election but is not re-elected, or he is removed as a Director other than for cause relating solely to his service as a Director, such termination of service will be treated as an involuntary termination without cause, and any LTI awards that are not then vested will be subject to pro-rata vesting, in accordance with the terms of Mr. Lucier’s employment letter and the applicable award agreements. As discussed above, Mr. Lucier notified the Company in March 2021 that he will be retiring from the Board effective May 18, 2021.

The Company and Mr. Lucier also entered into an amendment of Mr. Lucier’s existing Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated May 26, 2015 on October 16, 2018 (the “Amended Lucier PIIA”). The Amended Lucier PIIA provides that the agreement, as amended, will apply to and be enforceable against Mr. Lucier, including the restrictive covenants contained therein. Pursuant to the Amended Lucier PIIA, Mr. Lucier agreed to certain restrictive covenants for a period of two years following termination of his engagement as a consultant, including non-competition and non-solicitation restrictions.

Director Summary Compensation Table

The following table summarizes Director compensation during the fiscal year ended December 31, 2020:

	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Gregory T. Lucier(4)	$146,250	$190,033	$125,000	$461,283

Vickie L. Capps	$67,500	$190,033	—	$257,533

John A. DeFord, Ph.D.	$52,500	$190,033	—	$242,533

Robert F. Friel	$52,500	$190,033	—	$242,533

R. Scott Huennekens	$52,500	$190,033	—	$242,533

Siddhartha C. Kadia, Ph.D. (5)	—	—	—	—

Leslie V. Norwalk, Esq.	$60,000	$190,033	—	$250,033

Donald J. Rosenberg, Esq.	$58,750	$190,033	—	$248,783

Daniel J. Wolterman	$80,000	$190,033	—	$270,033

(1)

As discussed above, Mr. Barry joined NuVasive as CEO on November 5, 2018 to succeed Mr. Lucier and was also appointed by the Company’s Board of Directors to serve as a Director as of such date. As compensation information for Mr. Barry is included in the “Executive Compensation – 2020 Summary Compensation Table” above, these amounts are not separately provided in the Director Summary Compensation Table. Amounts set forth under Fees Earned or Paid in Cash reflect actual amounts paid to Directors in 2020, taking into account the Board’s action to voluntarily forego their cash retainers for the quarter ended June 30, 2020, in light of the COVID-19 pandemic and its potential impact on the Company’s business and industry. Dr. DeFord and Mr. Friel each elected to defer 100% of their cash retainer for 2020 under NuVasive’s Deferred Compensation Plan.

(2)

Represents the grant date valuation of annual Director RSU awards computed in accordance with the FASB ASC Topic 718. The value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2021. For 2020, each of our Directors who were then serving received 3,095 RSUs on May 28, 2020, which are subject to vesting on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders. Except for Mr. Lucier, no non-employee Director had any other unvested stock awards or option awards outstanding as of December 31, 2020.

(3)	None of our Directors received perquisites or other personal benefits in an amount in excess of $10,000.

(4)

As described above under “Agreements with Gregory T. Lucier”, Mr. Lucier is a party to a consulting agreement with the Company, pursuant to which he was engaged to assist with the transition of his CEO responsibilities to Mr. Barry. All Other Compensation for Mr. Lucier reflects $125,000 in consulting fees earned in 2020 pursuant to the consulting agreement. In addition to the annual Director RSU award granted on May 28, 2020 as

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described in footnote 2 above, Mr. Lucier also holds (i) 38,527 RSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, and (ii) 19,264 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020. As of December 31, 2020, the performance conditions had not yet been certified for these PRSUs. On February 10, 2021, the Committee certified performance for these PRSUs as to 21% of target. Accordingly, these PRSUs will vest as to 4,046 shares on April 30, 2021.

(5)

Dr. Kadia was elected to the Board effective February 1, 2021, and did not receive any Director compensation for the year ended December 31, 2020. On February 1, 2021, Dr. Kadia received a pro-rated annual RSU award with a grant value of $55,178.

69 NuVasive, Inc. | 2021 Proxy Statement | DIRECTOR COMPENSATION

2021 Annual Meeting of Stockholders	Information about the Annual Meeting, Voting and Proxy Materials

In this section of the Proxy Statement, we include information about the Annual Meeting, voting and the proxy materials for the Annual Meeting. This section is set up in a question and answer format with frequently asked questions and our responses.

Information about the Annual Meeting

When and where is the Annual Meeting?

Due to the public health and travel safety concerns relating to COVID-19, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. We are committed to ensuring that our stockholders have the same rights and opportunities to participate in the Annual Meeting as they would if the Annual Meeting were being held as an in-person meeting at a physical location. To that end, stockholders will have the ability to attend the Annual Meeting, vote their shares electronically, and ask questions at the meeting, as discussed further below.

Date and Time: May 18, 2021 8:00 AM Pacific	Place: The meeting will be held virtually via the Internet at: www.proxydocs.com/NUVA

What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting:

Proposal 1—Election of Directors: To elect four “Class II” Directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified

Proposal 2—Ratification of Independent Auditor: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

Proposal 3—Annual “Say-on-Pay” Vote: To hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2020; and

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Matthew K. Harbaugh (Executive Vice President and Chief Financial Officer) and Nathaniel B. Sisitsky (Senior Vice President, General Counsel and Corporate Secretary) as proxy holders. If, for any reason, any

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of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Can I attend the Annual Meeting in-person?

No. Due to the public health and travel safety concerns relating to COVID-19, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting in-person.

How do I participate in the virtual Annual Meeting?

To participate in the Annual Meeting, you must be a holder of shares of the Company’s common stock at the close of business on the Record Date, March 29, 2021, or hold a legal proxy for the meeting provided by your broker or nominee. To be admitted to the live webcast for the Annual Meeting you must register at www.proxydocs.com/NUVA by 5:00 PM Eastern Time on May 16, 2021 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.proxydocs.com/NUVA or during the meeting, there will be a 1-800 number available to call for assistance. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.

How do I ask a question at the Annual Meeting?

The Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website and that are relevant to the company and meeting matters. Stockholders will have an opportunity to submit written questions via the Internet at any time during the meeting by following the instructions that will be available on the meeting website.

Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

Information about Voting

Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock on the Record Date, March 29, 2021, you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 51,378,931 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially in “street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121.

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How do I vote my shares?

If you are a “stockholder of record”, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by Internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting.

Vote by Internet: Go to the web address www.proxypush.com/NUVA and follow the instructions for Internet voting as shown on the Notice mailed to you.

Vote by Telephone: Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

Vote by Mail: If you received a proxy card in the mail, and you do not wish to vote via the Internet or by telephone, you can complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card. If you vote by mail, your completed proxy card must be received prior to the Annual Meeting.

Vote at the Virtual Annual Meeting: You may vote during the virtual meeting by following the instructions available on the meeting website at www.proxydocs.com/NUVA. To be admitted to the Annual Meeting, you must register by the Registration Deadline and provide the Control Number as described in the Notice or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We recommend you submit your vote by proxy prior to the date of the Annual Meeting even if you plan to attend the meeting virtually via the Internet.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to vote by returning the voting instruction card to their broker or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker. Your broker may vote your shares on the proposal to ratify our independent auditor, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by Internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting by following the instructions available on the meeting website (subject to registration prior to the Registration Deadline). If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also submit voting instructions by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares?”

What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those

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organizations collectively as “broker”). If this is the case, the Notice of the Annual Meeting was forwarded to you by your broker. As the beneficial owner of shares of NuVasive, you have the right to direct your broker on how to vote the shares in your account by following the voting instructions your broker provides. You are also invited to attend the Annual Meeting virtually via the Internet so long as you register to attend the Annual Meeting at www.proxydocs.com/NUVA by the Registration Deadline. If you request a printed copy of our proxy materials by mail, your broker will provide a voting instruction card for you to use.

What is the difference between a “proxy card” and a “voting instruction card”?

If you are a stockholder of record, and you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. If you beneficially own your shares in street name, and you requested to receive printed proxy materials, your broker will provide a voting instruction card for you to use. The proxy card is prepared by and provided to stockholders of record by the Company. The voting instruction card is prepared by and provided to stockholders owning shares in street name by their broker.

What if I hold my shares in “street name” and I do not provide voting instructions to my broker?

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Proposal 2—Ratification of the Independent Auditor is a matter considered routine under applicable rules. Proposal 1—Election of Directors and Proposal 3—Annual “Say-on-Pay Vote” are non-routine matters.

How does the Board recommend that I vote my shares?

THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE “CLASS II” DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, IN EACH CASE AS FURTHER DESCRIBED IN THIS PROXY STATEMENT.

Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by: (a) providing new voting instructions by telephone or via the Internet as described above; (b) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at NuVasive’s principal executive offices located at 7475 Lusk Boulevard, San Diego, CA 92121, or (c) voting during the Annual Meeting by following the instructions available on the meeting website. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote at the Annual Meeting. If you beneficially hold shares in street name, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

How are the votes counted?

The Company’s Bylaws provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for proposals 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy

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card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors or the advisory vote on the compensation of our Named Executive Officers.

What are the voting requirements to elect the Directors and to approve each of the proposals?

	Vote Required	Broker Discretionary Voting Allowed

Proposal 1—Election of Directors	Majority of Votes Cast	No

Proposal 2—Ratification of Independent Auditor	Majority of Votes Cast	Yes

Proposal 3—Annual “Say-on-Pay” Vote	Majority of Votes Cast	No

To transact such other business	Majority of Votes Cast	No

What is the Company’s majority vote policy for elections of Directors?

Under our Bylaws, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the election vote, the Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast.

Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes and our Board has designated Nathaniel B. Sisitsky, Senior Vice President, General Counsel and Corporate Secretary, to serve as the Inspector of Election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

Information about Proxy Materials

Why am I receiving these materials?

We have made this Proxy Statement and the accompanying proxy materials available to you in connection with the solicitation by the Board of Directors of NuVasive of proxies to be voted at the Company’s 2021 Annual Meeting of Stockholders to be held virtually via the Internet on May 18, 2021, and at any postponements or adjournments of the Annual Meeting.

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Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, Directors and Company employees may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Georgeson LLC (with offices at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $10,000, plus expenses.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2020 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet, as well as how you may submit your proxy on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I access electronic copies of the proxy materials?

The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/NUVA. If you received a Notice, the Notice will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.

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2021 Annual Meeting of Stockholders	Other Information

In this section of the Proxy Statement, we provide information about other matters, including our approach to “householding” of Annual Meeting materials, requirements for submissions and notices for proposals for the 2022 Annual Meeting, and the potential for transactions in other business at the Annual Meeting.

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2020 Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders, unless one or more of these stockholders notifies us that they wish to receive individual copies. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA  92121.

Stockholder Proposals for 2022 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2022 Annual Meeting of Stockholders is December 7, 2021; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2022 more than 30 days before or after the one-year anniversary date of our 2021 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2022 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before December 7, 2021 (subject to Company adjustment as provided above), and comply

76 NuVasive, Inc. | 2021 Proxy Statement | OTHER INFORMATION

with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after December 7, 2021 (or any Company-directed amended date as provided above) or that fails to comply with the procedures and requirements under Rule 14a-8 will not be included in our proxy materials. Stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2022 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 18, 2022), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 17, 2022). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121.

Transaction of Other Business

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

J. Christopher Barry, Chief Executive Officer

San Diego, California, April 6, 2021

77 NuVasive, Inc. | 2021 Proxy Statement | OTHER INFORMATION

APPENDIX

This Proxy Statement includes information regarding our non-GAAP operating margin and non-GAAP diluted earnings (loss) per share, which are performance metrics in our executive compensation program. These non-GAAP financial measures are not calculated in accordance with GAAP and exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, gains and losses from changes in fair value of derivatives and non-cash interest expense (excluding debt issuance cost). In this Proxy Statement, financial information is also presented that excludes the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

For the Year Ended December 31, 2020

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited - in thousands, except per share data)

	Gross Profit	Operating Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[7]

Reported GAAP	$728,951	$38,303	$(37,153)	$(0.72)	51,416

% of net sales	69.4%	3.7%

Amortization of intangible assets		51,726	51,726
Litigation related expenses and settlements[1]		6,996	6,996
Business transition costs[2]		10,878	10,878
Purchase of in-process research and development[3]		1,011	1,011
European medical device regulation[4]	1,706	7,693	7,693
Non-cash interest expense on convertible notes			40,866
Net loss on strategic investments			268
Net loss recognized on change in fair value of derivatives[5]			12,301
Tax effect of adjustments[6]			(30,823)
Interest expense/(income), net
Income tax benefit
Depreciation and amortization
Non-cash stock-based compensation

Adjusted Non-GAAP	$730,657	$116,607	$63,763	$1.23	51,992

% of net sales	69.5%	11.1%

1	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.

2

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

3	Purchase of an in-process research and development asset which had no future alternative use.

4	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

5	Represents the net change in fair value of the Company’s derivative asset and liability associated with the 2023 Notes.

6

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~22% on a GAAP basis and ~24% on a non-GAAP basis.

7	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

78 NuVasive, Inc. | 2021 Proxy Statement | APPENDIX

PROXY TABULATOR

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!  PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/NUVA ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote

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NuVasive, Inc.

Annual Meeting of Stockholders

For Stockholders of record on March 29, 2021

TIME:	Tuesday, May 18, 2021 08:00 AM, PDT

PLACE:	Annual Meeting to be held virtually via the Internet

Please visit www.proxydocs.com/NUVA

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew K. Harbaugh and Nathaniel B. Sisitsky, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NuVasive, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NuVasive, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X	Use dark black pencil or pen only

The Board of Directors recommends you vote FOR the following Director nominees for election to the Company’s Board of Directors:

		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1:	Election of Class II Directors
		FOR	AGAINST	ABSTAIN
	1.01 Vickie L. Capps	☐	☐	☐	FOR

	1.02 John A. DeFord, Ph.D.	☐	☐	☐	FOR

	1.03 R. Scott Huennekens	☐	☐	☐	FOR

	1.04 Siddhartha C. Kadia, Ph.D.	☐	☐	☐	FOR

The Board of Directors recommends you vote FOR the following proposals:
		FOR	AGAINST	ABSTAIN
2:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR

3:	Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2020.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/NUVA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date